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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
FEI COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5350 NE Dawson Creek Drive
Hillsboro, Oregon 97124-5793

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 22, 2008

To the Shareholders of FEI Company:

Notice is hereby given that the Annual Meeting of Shareholders of FEI Company, an Oregon corporation, will be held on Thursday, May 22, 2008, at 9:00 a.m. local time, at our corporate headquarters located at 5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124-5793. The purposes of the annual meeting will be:

  1.
  To elect members of the FEI Board of Directors to serve for the following year and until their successors are duly elected and qualified;
  2.
  To consider and vote on a proposal to amend the 1995 Stock Incentive Plan to increase the number of shares of our common stock reserved for issuance under the plan by 250,000 shares;
  3.
  To consider and vote on a proposal to amend the FEI Employee Share Purchase Plan to increase the number of shares of our common stock reserved for issuance under the plan by 250,000 shares;
  4.
  To consider approving the Audit Committee's expected appointment of Deloitte & Touche LLP as FEI's independent registered public accounting firm for the year ending December 31, 2008; and
  5.
  To transact such other business as may properly come before the meeting or at any and all postponements or adjournments of the meeting.

Only shareholders of record at the close of business on March 17, 2008 and their proxies will be entitled to vote at the annual meeting and any adjournment or postponement of the meeting. A proxy statement containing more detailed information about the matters to be considered at the annual meeting accompanies this notice. We encourage you to read and consider the proxy statement carefully and vote your shares.

We are pleased to be among the companies taking advantage of new Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. In addition to making materials available via the Internet, we are also making available voting by telephone, Internet or paper proxy card. Please read the accompanying proxy statement for more information. We believe that electronic availability of proxy materials allows us to provide shareholders with the information they need while lowering delivery costs and reducing the environmental impact of our annual meeting.

By Order of the Board of Directors:
BRADLEY J. THIES Secretary
Hillsboro, Oregon April 4, 2008

Your vote is important. To vote your shares, please follow the instructions in the
Notice of Internet Availability of Proxy Materials, which is being mailed to you on or about April 4, 2008.

2008 ANNUAL MEETING OF SHAREHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	1
GOVERNANCE	9
Code of Ethics	9
Director Independence	9
Separate Chairman and Chief Executive Officer Function	9
Executive Sessions	9
Policy on Majority Voting for Directors	9
Qualification and Recommendation of Directors	10
Shareholder Recommendations for Director	10
Shareholder Nominations for Director	11
Other Corporate Governance Policies	11
Communications with the Board	12
PROPOSAL NO. 1 ELECTION OF DIRECTORS	13
Meetings and Committees of the Board of Directors	16
Director Compensation	17
PROPOSAL NO. 2 AMENDMENT TO 1995 STOCK INCENTIVE PLAN	19
PROPOSAL NO. 3 AMENDMENT TO EMPLOYEE SHARE PURCHASE PLAN	28
PROPOSAL NO. 4 APPROVAL OF EXPECTED APPOINTMENT OF PUBLIC ACCOUNTING FIRM	31
EXECUTIVE OFFICERS	32
EXECUTIVE COMPENSATION	33
COMPENSATION DISCUSSION AND ANALYSIS	33
COMPENSATION COMMITTEE REPORT	46
SUMMARY COMPENSATION TABLE	47
GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR ENDED 2007	48
OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR END FOR FISCAL YEAR ENDED 2007	49
OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR ENDED 2007	50
NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR ENDED 2007	50
POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT	51
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	52
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	55
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	55
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	55
OTHER TRANSACTIONS	56
AUDIT COMMITTEE REPORT	56
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	57
TRANSACTION OF OTHER BUSINESS	58

FEI COMPANY

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 22, 2008

This document is being furnished to FEI shareholders as part of the solicitation of proxies by the FEI Board of Directors (the "Board") for use at the Annual Meeting of Shareholders to be held on Thursday, May 22, 2008 at 9:00 a.m. local time, at 5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124-5793. We are mailing a Notice of Internet Availability of Proxy Materials and are making this proxy statement available to shareholders of record entitled to vote at the annual meeting on or about April 4, 2008.

Record Date and Shares Outstanding

The Board fixed the close of business on March 17, 2008 as the record date to determine the shareholders entitled to receive notice of and to vote at the annual meeting. Each holder of common stock on the record date is entitled to one vote per share held on all matters properly presented at the annual meeting. Common stock is our only outstanding voting security and it does not have cumulative voting rights. As of the close of business on March 17, 2008, there were 36,463,027 shares of common stock outstanding and entitled to vote, held by 101 holders of record. All votes on the proposals set forth below will be taken by ballot.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the annual meeting.

Q:
Why am I receiving these materials?

A:
Our Board of Directors has made these materials available to you in connection with our 2008 Annual Meeting of Shareholders, which will take place on May 22, 2008. We have made them available on the Internet or, upon your request, we have sent you paper copies by mail or electronic copies by e-mail. Shareholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

Q:
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:
Under rules recently adopted by the Securities and Exchange Commission ("SEC"), we are providing access to our proxy materials over the Internet. Accordingly, shareholders will be provided with a Notice of Internet Availability of Proxy Materials (a "Notice") on or about April 4, 2008. All shareholders will have the ability to access via the Internet the proxy materials, including this proxy statement and our Annual Report to Shareholders for the fiscal year ended December 31, 2007. Instructions on how to access the proxy materials over the Internet or to request a paper copy of the proxy materials can be found on the Notice. The Notice also instructs you as to how you may submit your vote on the Internet. You will not receive paper copies of the proxy materials unless you request them.

Q:
How can I get electronic access to the proxy materials?

A:
The Notice will provide you with instructions regarding how to view our proxy materials for the Annual Meeting on the Internet.

  If you would like to receive all future FEI proxy statements, proxy cards and annual reports electronically via e-mail or the Internet, you can sign up for electronic delivery by following the instructions on the Notice.

  Choosing to receive your future proxy materials electronically will save us the cost of printing and mailing documents and will reduce the impact on the environment.

Q:
What proposals will be voted on at the annual meeting?

A:
There are four proposals scheduled to be voted on at the annual meeting, which are:

•
election of directors (Proposal No. 1);

•
amendment of FEI's 1995 Stock Incentive Plan to increase the number of shares of our common stock reserved under the plan by 250,000 shares (Proposal No. 2);

•
amendment of FEI's Employee Share Purchase Plan ("ESPP") to increase the number of shares of our common stock reserved for issuance under the plan by 250,000 shares (Proposal No. 3); and

•
approving the Audit Committee's expected appointment of Deloitte & Touche LLP ("Deloitte & Touche") as FEI's independent registered public accounting firm for the year ending December 31, 2008 (Proposal No. 4).

  We will also consider other business that properly comes before the annual meeting in accordance with Oregon law and our Amended and Restated Bylaws. We are not aware of any other proposals to be considered at the meeting.

Q:
How does the Board recommend that I vote?

A:
Please see the information included in this proxy statement relating to the proposals to be voted on. FEI's Board recommends that you vote:

  Proposal 1 — "FOR" each of the nominees to the Board.

  Proposal 2 — "FOR" the amendment of the option plan.

  Proposal 3 — "FOR" the amendment of the ESPP.

  Proposal 4 — "FOR" approving the expected appointment of Deloitte & Touche.

Q:
What shares owned by me can be voted?

A:
All shares of FEI common stock owned by you as of the close of business on March 17, 2008 (the "Record Date") may be voted by you. On all matters other than the election of directors, you may cast one vote per share of common stock that you held on the Record Date. For the election of directors, you may cast a vote "FOR" all nominees, you may vote to "WITHHOLD AUTHORITY" to vote for all of the nominees or you may vote for individual nominees. You may vote shares that are: (1) held directly in your name as the shareholder of record; and (2) held for you as the beneficial owner through a broker, bank or other nominee. Holders of FEI's subordinated convertible notes are not entitled to vote on any matter until such time as they are converted to our common stock.

Q:
How do I vote?

A:
You may vote by proxy over the Internet, over the telephone, by mail or, if you are a shareholder of record (as described below), in person at the annual meeting. The procedures for voting are set out below. If you vote by proxy on the Internet or by telephone, your vote must be received by 11:59 p.m. Eastern Time on May 21, 2008 to be counted. The Internet and telephone voting procedures are designed to authenticate shareholders' identities and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.

•
To vote by proxy on the Internet, go to http://www.proxyvote.com and follow the instructions on the website and the Notice to complete an electronic proxy card.

•
To vote by proxy over the telephone, follow the instructions in the proxy materials FEI has made available via the Internet or on the paper proxy card that you receive if you request paper proxy materials.

•
To vote by paper proxy card please complete, sign and date your proxy card and return it promptly in the postage-paid return envelope provided. (You will only have received a paper proxy card if you have requested paper proxy materials.)

•
Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting. To vote in person, please bring the paper proxy card or proof of identification. Even if you plan to attend the annual meeting, FEI recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

Q:
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Most shareholders of FEI hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Shareholder of Record: If your shares are registered directly in your name with FEI's transfer agent, BNY Mellon Shareholder Services, you are considered the shareholder of record, and the Notice is being sent directly to you by FEI. As the shareholder of record, you have the right to grant your voting proxy directly to FEI or to vote in person at the annual meeting. You may vote via the Internet, by telephone or with a paper proxy card, as described above.

  Beneficial Owner: If your shares are held in a stock brokerage account, by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice is being forwarded to you by your broker, bank or their nominee, who is the record shareholder for those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the annual meeting. Since you are not the shareholder of record, however, you may not vote these shares in person at the annual meeting. Like shareholders of record, you may vote shares beneficially held by you via the Internet, by telephone or with a paper proxy card as set out in the Notice you receive from your broker, bank or their nominee.

Q:
Can I change my vote?

A:
If you are a shareholder of record, you may change your proxy instructions at any time prior to the vote at the annual meeting. You may accomplish this by entering a new vote via the Internet or by telephone, delivering a written notice of revocation to FEI's corporate secretary, executing and delivering a new proxy card or new voting instruction card bearing a later date

  (which automatically revokes the earlier proxy instructions) or attending the annual meeting and voting in person.

  If you are a beneficial shareholder who holds shares in street name, you should contact your broker, bank or nominee, or review any materials they have sent you, regarding how to change your vote. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically make arrangements with the broker, bank or nominee in advance of the meeting.

Q:
How are votes counted?

A:
Votes for each of the proposals will be counted as follows:

•
In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees.

•
For amendment of the 1995 Stock Incentive Plan, you may vote "FOR," "AGAINST" or "ABSTAIN."

•
For amendment of the ESPP, you may vote "FOR," "AGAINST" or "ABSTAIN."

•
For approving the expected appointment of Deloitte & Touche, you may vote "FOR," "AGAINST" or "ABSTAIN."

  If you sign your paper proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board for each proposal.

Q:
What is the voting requirement to approve each of the proposals?

A:
The voting requirement for each of the proposals is as follows:

•
In the election of directors, the 10 persons receiving the highest number of "FOR" votes will be elected. In 2007, we implemented a policy that requires any director who has received more "WITHHELD" votes than "FOR" votes to offer to resign from the Board. See "Policy on Majority Voting for Directors" below for more information on this policy.

•
The proposal for amendment of the 1995 Stock Incentive Plan requires the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy and entitled to vote at the annual meeting.

•
The proposal for amendment of the ESPP requires the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy and entitled to vote at the annual meeting.

•
The proposal for approving the expected appointment of Deloitte & Touche requires the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy and entitled to vote at the annual meeting.

  If you return a paper proxy card that indicates an abstention from voting in all matters, or you indicate an abstention through the Internet or telephone voting process, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. If you abstain from voting on the proposal to elect directors, your abstention will have no effect on the outcome of the vote with respect to this proposal. If you abstain from voting on the proposal for the amendment of the 1995 Stock Incentive Plan, on the proposal for the amendment of the ESPP, or on the proposal to approve the expected appointment of Deloitte & Touche, your abstention will have the same effect as a vote against such proposal or proposals.

  If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote.

  Under the rules that govern brokers who have record ownership of shares that are held in street name for the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may vote your shares "FOR" routine matters but expressly instructing that the broker is not voting on non-routine matters. A broker non-vote occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on the proposals that are routine matters, which are Proposal Nos. 1 and 4; Proposal Nos. 2 and 3 are considered non-routine.

Q:
Who are the proxies and what do they do?

A:
The three persons named as proxies in the proxy materials, Don R. Kania, our President and Chief Executive Officer; Raymond A. Link, our Executive Vice President and Chief Financial Officer; and Bradley J. Thies, our Vice President, General Counsel and Secretary, were designated by the Board. All properly submitted votes will be counted (except to the extent that authority to vote has been withheld) and where a choice has been specified by you as provided in the paper proxy card, voting instruction card or through the Internet or telephone voting process, it will be voted in accordance with the instructions you indicate.

Q:
May I cumulate my votes?

A:
No.

Q:
What does it mean if I receive more than one Notice, proxy or voting instruction card?

A:
You may receive more than one set of voting materials, including multiple copies of the Notice, this proxy statement and multiple paper proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a Notice for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one Notice. Please follow the instructions on each copy of the Notice that you receive to ensure that all your shares are voted.

Q:
What if I share the same address as another shareholder?

A:
FEI has adopted a procedure called "householding," which has been approved by the SEC. Under this procedure, FEI is delivering Notices to multiple shareholders of record who share the same address in a single envelope, unless FEI has received contrary instructions from an affected shareholder. Each Notice contains a separate control number, which is needed to vote the shares. This procedure reduces FEI's printing costs, mailing costs and fees.

  Any shareholders of record who share the same address and currently receive multiple copies of Notices in multiple envelopes and, who wish to participate in householding program and receive all Notices in a single envelope per household in the future may contact FEI at: Attn: Secretary, FEI Company, 5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124-5793 or call us at 503-726-7500.

  A number of brokerage firms have instituted householding. If you are the beneficial holder of your shares and the shares are held in street name, please contact your broker, bank or other holder of record to request information about householding.

Q:
Where can I find the voting results of the annual meeting?

A:
We will announce preliminary voting results at the annual meeting and publish final results in FEI's Quarterly Report on Form 10-Q for the second quarter of 2008.

Q:
What happens if additional proposals are presented at the annual meeting?

A:
Other than the four proposals described in this proxy statement, FEI does not expect any additional matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of FEI's nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:
What is the quorum requirement for the annual meeting?

A:
The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to vote with respect to the matters on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting.

Q:
Who will count the vote?

A:
The inspector of elections, who will be appointed prior to the time of the meeting, will tabulate the votes. Historically, the inspector of elections has been the corporate secretary of FEI or a representative of FEI's transfer agent.

Q:
Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within FEI or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board. Occasionally, shareholders provide written comments on their paper proxy card which are then forwarded to FEI's management as appropriate.

Q:
Who will bear the cost of soliciting votes for the annual meeting?

A:
FEI will pay the entire cost of preparing, assembling, printing, mailing and distributing the Notice and electronic and paper proxy materials. In addition, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by FEI's directors, officers and employees, who will not receive any additional compensation for such solicitation activities. FEI may retain the services of a third party firm to aid in the solicitation of proxies. FEI estimates that this cost will be approximately $3,000. In addition, FEI may reimburse brokerage firms, banks and other persons representing beneficial owners of shares for their expenses in forwarding the Notice and paper solicitation materials to such beneficial owners.

Q:
What is the deadline to propose actions for consideration at next year's annual meeting of shareholders or to nominate individuals to serve as directors?

A:
You may submit proposals for consideration at future annual shareholder meetings, including director nominations.

  Shareholder Proposals: In order for a shareholder proposal to be considered for inclusion in our proxy statement for next year's annual meeting, the written proposal must be received by us no later than December 5, 2008 (the date 120 days in advance of the first anniversary date of the release of our proxy materials for the previous year's annual meeting of shareholders), and should contain such information as is required under FEI's Amended and Restated Bylaws. If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of this year's annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we release our proxy materials to shareholders. Proposals will also need to comply with the regulations of the SEC under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to our corporate secretary at our principal executive office at: Attn: Secretary, FEI Company, 5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124-5793.

  If you intend to present a proposal at our 2009 annual meeting and the proposal is not intended to be included in our proxy statement relating to that meeting, you must give us advance notice of such proposal in accordance with our Amended and Restated Bylaws. Pursuant to our Amended and Restated Bylaws, in order for a shareholder proposal to be deemed properly presented under such circumstances, a shareholder must deliver notice of such proposal to our corporate secretary at our principal executive offices at least 90 days in advance of the anniversary of the preceding year's annual meeting or at least 45 days in advance of the first anniversary date when we released to shareholders our proxy statement for the previous year's annual meeting of shareholders, whichever is earlier. In order to be brought before our 2009 annual meeting of shareholders, therefore, shareholder proposals must be received by our corporate secretary no later than February 18, 2009. However, if the date of the 2009 annual meeting is more than 45 days before or after May 22, 2009, the first anniversary of this year's annual meeting, shareholders must give us notice of any shareholder proposals within a reasonable time before the date the proxy materials are released to shareholders, but no less than 10 days and no more than 75 days prior to such solicitation. If a shareholder does not provide us with notice of a shareholder proposal in accordance with the deadlines described above, the shareholder will not be permitted to present the proposal to the shareholders for a vote at the meeting.

  The SEC establishes a different deadline with respect to discretionary voting under Rule 14a-4(c) of the Securities Exchange Act of 1934 (the "Discretionary Vote Deadline") for shareholder proposals that are not intended to be included in a company's proxy statement. The Discretionary Vote Deadline for our 2009 annual meeting is February 18, 2009, which is 45 calendar days prior to the anniversary of the release of the proxy materials to shareholders. If a shareholder gives notice of a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at our 2009 annual meeting. Because the shareholder proposal deadline provided for in our Amended and Restated Bylaws cannot be determined until we publicly announce the date for our 2009 annual meeting, it is possible that the deadline set forth in our Amended and Restated Bylaws may occur after the Discretionary Vote Deadline. In such a case, a shareholder proposal received after the Discretionary Vote Deadline but before the deadline in the Amended and Restated Bylaws would be eligible to be presented at the next year's annual meeting, but we believe that our proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the annual meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

  Nomination of Director Candidates: You may propose director candidates for consideration by the Board's Nominating and Governance Committee. See "Shareholder Nominations for Director" below.

  Copy of Amended and Restated Bylaws: You may contact FEI's corporate secretary at our principal executive offices for a copy of the relevant provisions of our Amended and Restated Bylaws regarding the requirements for making shareholder proposals and nominating director candidates, or you may refer to the copy of our Amended and Restated Bylaws filed with the SEC on August 22, 2006 as Exhibit 3.1 to a Current Report on Form 8-K, available at http://www.sec.gov. Our Amended and Restated Bylaws are also available on our website at http://www.fei.com.

GOVERNANCE

FEI has adopted a number of governance practices, policies and measures to help ensure the effective and efficient operation of the Board in overseeing management of FEI. The framework for governance is set through our Code of Business Conduct and Ethics ("Code of Ethics") which applies to all directors, officers and employees; our Articles of Incorporation and Amended and Restated Bylaws; and our committee charters.

Code of Ethics

As mentioned above, FEI's Code of Ethics applies to all of our directors, officers and employees, including our principal executive officer and our principal financial and accounting officer. We filed a copy of our Code of Ethics as Exhibit 14 to our Annual Report on Form 10-K for our fiscal year ended December 31, 2003 and it is also available, free of charge, on our website at http://www.fei.com. You can also receive a copy of the Code of Ethics by sending a request to: Attn: Secretary, FEI Company, 5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124-5793 or calling us at 503-726-7500.

We intend to disclose any amendment to the provisions of the Code of Ethics that apply specifically to directors or executive officers by posting such information on our website. We intend to disclose any waiver to the provisions of the Code of Ethics that apply specifically to directors or executive officers by filing such information on a Current Report on Form 8-K with the SEC, to the extent such filing is required by the Nasdaq Global Market's listing requirements; otherwise, we will disclose such waiver by posting such information on our website.

Director Independence

The Board affirmatively determines the independence of each director and nominee for election as a director in accordance with the Nasdaq Global Market listing standards. At its meeting on February 20, 2008, the Board determined that each of the non-employee directors standing for re-election is independent. Dr. Kania does not qualify as an independent director because he is our President and Chief Executive Officer. There are no family relationships among our executive officers and directors.

Separate Chairman and Chief Executive Officer Function

We have separated the Chairman of the Board function from the Chief Executive Officer function. The Board has charged the Chairman with responsibility for developing Board meeting agendas, facilitating communication between management and the Board and representing Board views to management, among other things. Under our Amended and Restated Bylaws, the Chairman cannot be an officer of FEI. Our current Chairman was initially elected for a two-year term.

Executive Sessions

Executive sessions of the independent directors occur at least four times each year. The sessions are scheduled and chaired by the Chairman.

Policy on Majority Voting for Directors

Any nominee for director in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected) who receives a greater number of votes "WITHHELD" from his or her election than votes "FOR" such election shall promptly offer his or her resignation to the Board for consideration. The independent directors other than the director affected will then decide on the appropriate action, which may be to accept the resignation, reject the resignation and address what is viewed as the underlying cause of the withhold votes or reject the resignation. The policy requires directors to consider a number of factors in determining appropriate action, including the amount of the "WITHHOLD" and "FOR" votes; any reasons stated

for the withhold vote; alternatives for addressing the reasons for the withhold vote; the director's tenure, qualifications and contributions to the Board; whether removal of the director would cause FEI to fail to comply with applicable laws and rules; and FEI's circumstances. The independent directors will make their decision within 90 days of the election. Following their determination, FEI shall, within four business days, disclose the decision publicly in a document furnished to or filed with the SEC. The disclosure shall also include a description of the process by which the decision was reached, including, if applicable, the reason or reasons for rejecting the offered resignation. A copy of the full majority voting policy is available on our website at http://www.fei.com.

Qualification and Recommendation of Directors

The Nominating and Governance Committee identifies and evaluates candidates that it selects, or recommends to the Board for selection, as director nominees. In evaluating director candidates, the Nominating and Governance Committee may retain third party search firms to identify such candidates.

In order to evaluate and identify director candidates, the Nominating and Governance Committee considers the suitability of each director candidate, including the current members of the Board, in light of the current size, composition and current perceived needs of the Board. As set forth in more detail in the Nominating and Governance Committee's charter, the Nominating and Governance Committee seeks highly qualified and experienced candidates and considers many factors in evaluating such candidates, including, but not limited to, issues of character, judgment, independence, background, age, expertise, diversity of experience, length of service and other commitments. The Nominating and Governance Committee does not assign any particular weight or priority to any of these factors.

The Nominating and Governance Committee may review director candidates solely by reviewing information provided to it or also through discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Nominating and Governance Committee deems proper. After such review and consideration, the Nominating and Governance Committee selects, or recommends that the Board select, the slate of director nominees, either at a meeting of the Nominating and Governance Committee at which a quorum is present or by unanimous written consent of the Nominating and Governance Committee.

Shareholder Recommendations for Director

Shareholders who have held at least 10,000 shares or more of our common stock for at least a 12-month period may make recommendations to the Nominating and Governance Committee for potential Board members as follows:

  •
  The recommendation must be made in writing to: Attn: Secretary, FEI Company, 5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124-5793.

  •
  The recommendation must include the candidate's name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and FEI within the last three years and evidence of the recommending person's ownership of FEI common stock.

  •
  The recommendation shall also contain a statement from the recommending shareholder in support of the candidate; professional references, particularly those that pertain to characteristics relevant to Board membership, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like; and personal references.

  •
  A statement from the shareholder nominee indicating that such nominee wants to serve on the Board and could be considered "independent" under the rules and regulations of the Nasdaq Global Market and the SEC, as in effect at that time.

Shareholder Nominations for Director

Our Amended and Restated Bylaws provide that nominations for election to the Board may be made only by the Board or a Board committee, or by any shareholder of record entitled to vote in the election of directors at the meeting. A shareholder who wishes to make a nomination must give written notice, by personal delivery or mail, to the Secretary of FEI Company. In the case of an annual meeting, the notice must be received at our principal executive office at the address specified above not less than 90 days prior to the first anniversary of the preceding year's annual meeting or at least 45 days in advance of the first anniversary date of the release to shareholders of the proxy materials for the prior year's annual meeting, whichever is earlier. In the case of our 2009 annual meeting, this notice must be received by us no later than February 18, 2009.

To be effective, the notice must set forth all information required by Section 1.11 of our Amended and Restated Bylaws, including, without limitation, the name, age, business address and residence address of each person being nominated, the principal occupation or employment of such person, the class and number of shares of capital stock beneficially owned by the person and all other information relating to such person that is or would be required to be disclosed in a solicitation of proxies pursuant to the rules and regulations under the Securities Exchange Act of 1934, as amended. In addition, certain information must be provided about the shareholder or shareholder group making a nomination as detailed in Section 1.11 of our Amended and Restated Bylaws. Finally, a shareholder or shareholder group making a nomination must comply with all applicable requirements of the Exchange Act, including providing a nominee's consent to being named in a proxy statement and to serve as a director if elected.

Other Corporate Governance Policies

We have put in place the following policies to facilitate governance:

  •
  Limitations on Public Company Board Service
  For directors who are also active Chief Executive Officers, the Board adopted a policy that a director shall serve on no more than three public company boards in total and for directors who are not active Chief Executive Officers, no more than five public company boards in total.

  •
  Mandatory Retirement Age for Directors
  We established 75 years old as the mandatory retirement age for directors, and provide that the mandatory retirement requirement will take effect as of the annual shareholders meeting following a director's 75th birthday.

  •
  Term Limits for Directors
  The Board approved a maximum service term for directors of 15 years, effective as of May 10, 2006. The Board limited the application of this policy in the event it would force the retirement of more than 20% of the Board in any one year. In such cases, the Board will determine an appropriate waiver of the term limit requirement.

  •
  Changes in Director Qualifications
  All directors are required to advise the Board of any material changes in their employment and professional engagements outside their service on the Board.

  •
  Stock Ownership
  All directors and executive officers are required to own at least 1,000 shares of FEI's common stock for the duration of their service. Directors and executive officers have until

    May 2009 to acquire these shares. Options, vested or unvested, shall not count toward satisfying this requirement nor shall unvested restricted stock units ("RSUs"). Shares obtained through ESPP purchases, vested restricted stock or RSUs or the exercise of options are counted toward the requirement.

  •
  Ratification of the Selection of the Independent Registered Public Accounting Firm
  FEI's independent registered public accounting firm is selected by the Audit Committee of the Board and FEI will seek annual ratification of the choice of independent registered public accounting firm from shareholders.

  •
  Rotation of Independent Registered Public Accounting Firm
  The performance of the independent registered public accounting firm of FEI shall be reviewed annually by the Audit Committee. FEI will assure the rotation of the lead audit partner on its audit team at intervals no greater than five years. The Audit Committee will, at least every five years (and such shorter period as it may choose), invite proposals for the audit work.

  •
  Director Orientation and Education
  We provide a director orientation program for new directors covering matters relating to various aspects of FEI's business and governance. We encourage our directors to attend continuing director education programs that are accredited by the ISS Governance Services unit of RiskMetrics Group and we pay the fees and expenses for attendance at these programs. Messrs. Richardson and Bock and Drs. Lattin and Parker attended programs accredited by ISS and the National Association of Corporate Directors ("NACD") in 2007 and 2008. In addition, Mr. Richardson is a holder in good standing of a Certificate of Director Education issued by NACD.

Communications with the Board

The Board has adopted a process for shareholder communications with the Board and has selected Bradley J. Thies, Vice President, General Counsel and Secretary, to act as FEI's contact person for shareholder communication directed to the Board. Mr. Thies will relay all relevant questions and messages from the shareholders of FEI to the specific director identified by the shareholder or, if no specific director is requested, to a director he selects. Mr. Thies can be reached at FEI Company, 5350 NE Dawson Creek Drive, Hillsboro, OR 97124-5793, and email messages may be sent to bod@fei.com.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

All of our directors are elected at each annual meeting to serve until their successors are duly elected and qualified or their earlier death, resignation or removal. If any of the nominees for director at the annual meeting becomes unavailable for election for any reason (none being presently known), the proxy holders will have discretionary authority to vote, pursuant to the proxy, for a suitable substitute or substitutes.

The Board, upon the recommendation of the Nominating and Governance Committee, has nominated the persons named in the following table for election as directors, each of whom is presently serving on our Board:

Name	Age(1)	Director Since
Michael J. Attardo	66	1999
Lawrence A. Bock	48	2004
Wilfred J. Corrigan	69	2002
Don R. Kania	53	2006
Thomas F. Kelly	55	2003
William W. Lattin	67	1999
Jan C. Lobbezoo	61	1999
Gerhard H. Parker	64	2001
James T. Richardson (Chairman)	60	2003
Donald R. VanLuvanee	63	1995

(1)
As of March 17, 2008.

Michael J. Attardo has served as a director of FEI since April 1999. Dr. Attardo has been retired since 1999. From 1992 to 1999, Dr. Attardo was Senior Vice President and General Manager of International Business Machines Corporation's ("IBM") Microelectronics Division. Dr. Attardo enjoyed more than 30 years of experience in engineering, management and development at IBM. Prior to serving as General Manager of the Microelectronics Division, Dr. Attardo was General Manager of the Manufacturing and Process Development Division of IBM. He serves as a member of the board of directors of the Semiconductor Industries Association and the Engineering Council of the Columbia University School of Engineering and Applied Science. He also serves on the joint industry-government Semiconductor Technology Council for the U.S. Department of Defense. Dr. Attardo holds a B.A. from Queens College and B.S., M.S. and Ph.D. degrees from Columbia University.

Lawrence A. Bock has served as a director of FEI since December 2004. Since September 2005, Mr. Bock has been a Special Limited Partner with Lux Ventures II, a venture capital firm focused on making early-stage investments in nanotechnology. From March 2004 until December 2006, Mr. Bock was Executive Chairman of Nanosys, Inc., a nanotechnology platform and product development company. Mr. Bock also has been a General Partner of CW Ventures, a venture capital management firm focused on seed-stage start-ups in the life and physical sciences since 1999. Mr. Bock has more than 20 years' experience in leadership in the life sciences and nanotechnology industries and has co-founded over a dozen companies and served as chief executive officer of six. He is a member of the President's Export Council Subcommittee on Export Administration and a member of the Blue Ribbon Task Force on nanotechnology. Mr. Bock also serves on the Advisory Board and Technology Advisory Board of the NanoBusiness Alliance as well as the Advisory Board of the Faculty of Chemistry of the University of California, Berkeley. Mr. Bock received a B.A. degree in Biochemistry from Bowdoin College and an M.B.A. degree from University of California, Los Angeles.

Wilfred J. Corrigan has served as a director of FEI since May 2002. From June 2005 to May 2006, Mr. Corrigan served as Chairman of LSI Logic Corporation, a leader in the design, development, manufacture and marketing of complex, high-performance integrated circuits and storage systems. Mr. Corrigan was the principal founder of LSI Logic and from 1981 to June 2005 served as its Chief Executive Officer and Chairman of the Board of Directors. Mr. Corrigan also serves on the board of directors of several privately held corporations. Mr. Corrigan holds a B.S. degree in Chemical Engineering from the Imperial College of Science in London, England.

Don R. Kania has served as a director and our President and Chief Executive Officer since August 2006. From July 2004 to July 2006, Dr. Kania was President and Chief Operating Officer of Veeco Instruments Inc., a provider of metrology and process equipment used by manufacturers in the data storage, semiconductor and compound semiconductor/wireless industries. From March 2003 to July 2004, Dr. Kania was President of that company. He was President of Veeco's Metrology Group from June 2000 to March 2003 and Vice President and General Manager of the California Metrology Group from May 1999 to June 2000. Prior to that time, he was Chief Technology Officer of Veeco since January 1998. Prior to Veeco, Dr. Kania was a senior manager at Lawrence Livermore National Laboratory where he directed the Advanced Microtechnology Program in the development of advanced sensors for data storage, extreme ultraviolet lithography for semiconductor manufacturing and several other leading-edge technologies. From 1991 to 1993, Dr. Kania was Research Director at Crystallume, a manufacturer of thin film diamond coatings. Dr. Kania's other experience includes nine years of research experience at the Department of Energy's Los Alamos and Lawrence Livermore National Laboratories. He holds B.S., M.S. and Ph.D. degrees in Physics and Engineering from the University of Michigan.

Thomas F. Kelly has served as a director of FEI since September 2003. In February 2008, Mr. Kelly was named President and Chief Executive Officer of Epicor Software Corporation, an enterprise software company. He also continues to serve as a director of Epicor. Mr. Kelly serves as chairman of the board of MontaVista Software, provider of Linux-based development software, where he was also Chairman, Chief Executive Officer and President between June 2006 and February 2008. Mr. Kelly was President and Chief Executive Officer of Encentuate, Inc., an enterprise software company, in 2006. From September 2004 until December 2005, Mr. Kelly was an entrepreneur-in-residence with Trident Capital, a venture capital firm. During that period, from March through September 2005, Mr. Kelly also held the title of Chief Executive Officer and member of the board of directors of Transware Limited and its holding company parent, Eastchase Limited. Transware provides localization and translation services to enterprises and e-learning content suppliers, supporting translation in 80 languages. From January 2001 to September 2004, Mr. Kelly was Chairman and Chief Executive Officer of BlueStar Solutions, Inc., an enterprise resource planning software hosting company. From July 1998 through December 2000, Mr. Kelly was Chairman and Chief Executive Officer of Blaze Software, Inc., a provider of rules-based e-business software that enabled personalized interaction across an enterprise's electronic contact points. From March 1996 through March 1998, Mr. Kelly was employed at Cirrus Logic, Inc., a provider of digital audio, video and high performance analog and mixed signal integrated circuits for consumer entertainment and industrial applications, as Executive Vice President and Chief Financial Officer, and then subsequently as Chief Operating Officer. Mr. Kelly holds a B.S. degree in Economics from Santa Clara University.

William W. Lattin has served as a director of FEI since April 1999. He served as our Lead Independent Director from July 2005 until August 2006. Since 2002, Dr. Lattin has served as the President of Lattin Enterprises, a firm that invests in development-stage technology companies. Dr. Lattin was the Executive Vice President of Synopsys, Inc., a leading supplier of electronic design automation software to the global electronics industry, from October 1994 until October 1999. From 1986 to 1994, Dr. Lattin was Chief Executive Officer of Logic Automation. Dr. Lattin was Vice President of the Systems Group at Intel Corporation from 1975 to 1986. Dr. Lattin serves on the board of directors of Merix Corporation, a manufacturer of technologically advanced electronic interconnect solutions for use in sophisticated electronic equipment and RadiSys Corporation, a provider of advanced embedded solutions for the service provider, commercial and enterprise systems markets. Dr. Lattin also sits on the board of directors of several privately held companies. Dr. Lattin holds a Ph.D. degree in Electrical Engineering from Arizona State University and M.S.E.E. and B.S.E.E. degrees from the University of California, Berkeley.

Jan C. Lobbezoo has served as a director of FEI since July 1999. Until December 2006, Mr. Lobbezoo was the Executive Vice President of Philips International B.V. with responsibility for financial oversight of several minority shareholdings of Koninklijke Philips Electronics N.V. and its affiliates ("Philips"). From May 1994 to September 2005, Mr. Lobbezoo was Executive Vice President and Chief Financial Officer of Philips Semiconductors International B.V. (now NXP Semiconductors). He joined Philips in 1970 and has served in a number of finance and control positions in Nigeria, South Africa and Scandinavia, as well as in the Netherlands. Mr. Lobbezoo is on the supervisory board of TMC, a Dutch high technology secondment services company quoted on Amsterdam Alternext Stock Exchange as well as a member of the supervisory board of the SmarTrac Technology Group, a Dutch registered company and a leading supplier of high security RFID inlays, quoted in the Frankfurt Stock Exchange. He is also non-executive chairman of the Heptagon board, a Swiss/Finnish privately owned company active in waferscale micro-optical components. Mr. Lobbezoo holds an M.A. degree in Business Economics from Erasmus University in Rotterdam, the Netherlands.

Gerhard H. Parker has served as a director of FEI since July 2001. Dr. Parker has been retired since 2001. Dr. Parker held a variety of positions at Intel Corporation from 1969 to 2001, where he served most recently, from 1999 to 2001, as Executive Vice President of the New Business Group. During his tenure at Intel, Dr. Parker also served as Senior Vice President of the company's Technology and Manufacturing Group from 1989 to 1999, where he managed worldwide manufacturing. Dr. Parker serves on the board of directors of Applied Materials, Inc., a supplier of products and services to the semiconductor industry and of Lattice Semiconductor Corporation, which designs, develops and markets programmable logic devices and related software. Dr. Parker holds B.S.E.E., M.S.E.E. and Ph.D. degrees from the California Institute of Technology.

James T. Richardson has served as a director of FEI since July 2003 and the Chairman of the Board since August 2006. Since 2001 Mr. Richardson has served as a director of and consultant to technology companies. Prior to 2001, he was an executive at several different high technology companies. Mr. Richardson currently serves as Lead Independent Director of the board of directors of Digimarc Corporation, a supplier of secure personal identification systems. Mr. Richardson received a B.A. degree in Finance and Accounting from Lewis & Clark College, an M.B.A. degree from the University of Portland and a J.D. degree from Lewis & Clark Law School.

Donald R. VanLuvanee has served as a director of FEI since November 1995. Mr. VanLuvanee has been retired since 2002. From 1992 to 2002, Mr. VanLuvanee was President, Chief Executive Officer and a director of Electro Scientific Industries, Inc., a provider of high technology manufacturing equipment to the global electronics market. Mr. VanLuvanee serves on the board of directors of Micro Component Technology, Inc., a semiconductor equipment manufacturing company. Mr. VanLuvanee holds B.S.E.E. and M.S.E.E. degrees from Rensselaer Polytechnic Institute.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board met six times during 2007. During 2007, no director attended fewer than 75% of the meetings of the Board and any committees of which the director was a member. The Board encourages attendance of Board members at our annual meeting of shareholders. For the 2007 annual meeting, all directors other than Dr. Lattin attended.

Committees of the Board

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. Throughout 2007, the standing committees of our Board were the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Our Board has determined that all of our standing committees consist only of independent directors as prescribed by the rules and regulations of the Nasdaq Global Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act related to audit committee member independence. Charters for each committee are available on our website, free of charge, at http://www.fei.com. You can also receive a copy of the each charter, free of charge, by sending a request to: Attn: Secretary, FEI Company, 5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124-5793 or calling us at 503-726-7500. The table below shows current membership for each of the standing Board committees.

Audit Committee	Compensation Committee	Nominating and Governance Committee
Thomas F. Kelly* Jan C. Lobbezoo James T. Richardson	Lawrence A. Bock Wilfred J. Corrigan Gerhard H. Parker* Donald R. VanLuvanee	Michael J. Attardo Wilfred J. Corrigan William W. Lattin* Gerhard H. Parker

*
Current Committee Chairman

Audit Committee

The Audit Committee's responsibilities and authorities include, but are not limited to, the following general categories: (i) processes, controls and risk management; (ii) engaging and reviewing the work of the independent registered public accountants; and (iii) reports submitted to the SEC and other disclosure made by us. Mr. Attardo was a member of the Audit Committee until May 2007. Mr. Lobbezoo joined the Audit Committee in May 2007. Mr. Kelly served as chairman of the Audit Committee throughout 2007. The Audit Committee met seven times in 2007.

Compensation Committee

The Compensation Committee determines compensation for our executive officers, administers our stock incentive plans and ESPP, reviews and makes recommendations to the Board regarding non-employee director compensation and addresses general compensation issues for us. The Compensation Committee makes executive compensation decisions based on information from a variety of sources, including management, outside consultants, outside counsel, information generally available and from the experience of the individual members of the Compensation Committee. The Compensation Committee met four times in 2007 and its members interact with management throughout the year.

Nominating and Governance Committee

The Nominating and Governance Committee reviews qualifications and makes recommendations to the Board concerning nominees to the Board and committee appointments. The committee also oversees governance matters and Board membership. Mr. Attardo joined the Committee in May 2007. The Nominating and Governance Committee met four times in 2007.

Nominees for election at the 2008 annual meeting are all currently directors and were originally recommended to our Board by various sources, including our outside directors, advisors and other referral sources.

DIRECTOR COMPENSATION

Background

We aim to pay directors compensation that is consistent with what other similarly situated companies pay. We use various sources to gain information about director compensation including benchmarking against other companies and broad-based national compensation director surveys as well as the experience of our directors who serve on other boards. We also adjust our compensation to account for individual roles and committee assignments, including ad hoc committees and special assignments. We compensate directors with cash and equity. Below is a summary of payments under each of those components.

Fees Earned or Paid in Cash

Cash payments to non-employee directors are made as follows:

  •
  Annual retainer: $25,000
  •
  Chairman of the Board: $35,000 annually (in addition to the annual retainer)
  •
  Board meeting fees: $1,500 per meeting attended, whether attended in-person or by phone
  •
  Annual committee chairman fees:
  •
  $3,000 for Nominating and Governance Committee
  •
  $5,000 for Compensation Committee
  •
  $10,000 for Audit Committee
  •
  Committee meeting fees: $1,000 per meeting attended, for standing committees, whether attended in-person or by phone

All amounts are paid quarterly. There is no pro-rating for service for less than a full quarter; service on any committee for part of a quarter is treated the same as an entire quarter.

All directors were reimbursed in 2007 for reasonable expenses incurred in attending meetings.

Equity Compensation

Each new non-employee director receives 5,000 RSUs upon becoming a director. Each continuing non-employee director receives 2,500 RSUs on the date of each annual meeting. Each of these RSU grants vest in four equal annual installments beginning one year from the grant date until fully vested.

Prior to 2006, each new non-employee director was granted a non-statutory option to purchase 15,000 shares of common stock when the individual became a director, and each continuing non-employee director was automatically granted an annual non-discretionary, non-statutory option to purchase 7,500 shares of our common stock on the date of the annual meeting.

Director Compensation Table

The following table describes the compensation paid or accrued by FEI to individuals who were non-employee directors for the fiscal year ended December 31, 2007. Mr. Kania serves as both a director and an executive officer. He is omitted from this table as he did not receive any additional compensation for services provided as a director.

DIRECTOR COMPENSATION
For Fiscal Year Ended 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Michael J. Attardo	39,000	28,491	46,915	114,406
Lawrence A. Bock	38,000	28,491	99,589	166,080
Wilfred J. Corrigan	42,000	28,491	46,915	117,406
Thomas F. Kelly	48,500	28,491	46,915	123,906
William W. Lattin	41,000	28,491	46,915	116,406
Jan C. Lobbezoo	37,000	28,491	61,475	126,966
Gerhard H. Parker	47,000	28,491	46,915	122,406
James T. Richardson	76,000	28,491	46,915	151,406
Donald R. VanLuvanee	38,000	28,491	46,915	113,406

(1)
Amounts represent the aggregate expense recognized for financial statement reporting purposes in 2007, calculated utilizing the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment," for awards of RSUs and stock options to the listed directors. The grant date fair value of 2007 RSU grants computed in accordance with SFAS No. 123(R) for each listed director is $85,875. No option awards were made to non-employee directors in 2007. At fiscal year end, each director had an aggregate of 4,375 outstanding RSUs and aggregate option awards to purchase shares as follows:

Name	Outstanding Option Awards
Michael J. Attardo	27,000
Lawrence A. Bock	22,500
Wilfred J. Corrigan	23,000
Thomas F. Kelly	20,000
William W. Lattin	37,000
Jan C. Lobbezoo	22,500
Gerhard H. Parker	26,000
James T. Richardson	20,000
Donald R. VanLuvanee	42,000

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board recommends that the shareholders vote FOR the slate of nominees named in this proxy statement.

PROPOSAL NO. 2
AMENDMENT TO 1995 STOCK INCENTIVE PLAN

We maintain our 1995 Stock Incentive Plan for the benefit of our employees, officers and directors and others who provide services to FEI. The Board believes the availability of stock incentives is an important factor in our ability to attract and retain experienced and competent employees and to provide an incentive for them to exert their best efforts on behalf of FEI.

We are asking our shareholders to approve an amendment to the plan so that we can continue to use the plan to achieve our goals, including the ability to attract and retain employees and encourage stock ownership on the part of our employees. Our Board unanimously approved the addition of 250,000 shares on February 20, 2008, subject to approval of our shareholders at the annual meeting. Approval of the amended plan requires the affirmative vote of a majority of the shares of our common stock that are present in person or by proxy at the annual meeting and entitled to vote on this matter. If the shareholders approve the amended and restated plan, it will replace the current version of the plan. Otherwise, the current version of the plan will remain in effect.

The shareholders are being asked to approve an increase to the number of shares authorized for issuance under the plan by 250,000 shares. The Board believes additional shares will be needed under the plan to provide appropriate incentives to employees, officers, directors and other eligible individuals.

We are not proposing to amend the plan in any other way. The current version of our plan is available as an exhibit to our Annual Report on Form 10-K filed with the SEC on February 29, 2008.

FEI believes strongly that the approval of the amendment to the plan is important to our continued success. FEI's employees are its most valuable assets. Stock options and other awards such as those provided under the amended and restated plan are important to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Such awards also are crucial to our ability to motivate employees to achieve FEI's goals. For the reasons stated above, the shareholders are being asked to approve the amended and restated plan.

The following paragraphs provide a summary of the principal features of the plan and its operation. The following summary is qualified in its entirety by reference to the plan. We urge you to carefully consider and approve the increase to the number of shares authorized for issuance under the plan.

Description of the 1995 Stock Incentive Plan

General

The purpose of the plan is to enable FEI to attract and retain the services of (i) select employees, officers and directors; and (ii) select non-employee agents, consultants, advisors, persons involved in the sale or distribution of FEI's products and independent contractors of FEI or any subsidiary. We will provide these incentives through the grant of stock options, stock appreciation rights ("SARs"), stock bonuses, restricted stock, RSUs, cash bonus rights and performance units.

Eligibility

Eligible participants include employees, officers and directors of FEI and non-employee agents, consultants, advisors, persons involved in the sale or distribution of FEI's products and independent contractors of FEI or any subsidiary. As of March 17, 2008, there were approximately 1,832 employees and directors eligible to participate. As of that date we had approximately 457 employees and directors participating in the plan and no participants from any of the other eligible groups of participants.

Administration

Our Board is authorized to administer the plan and may promulgate rules and regulations for the operation of the plan. The Board has delegated authority to administer the plan to the Compensation Committee. Only our Board, however, may amend, modify or terminate the plan. The Compensation Committee has the power to determine the terms of the awards, including the individuals to whom awards will be made, the amount of the awards and such other terms and conditions of the awards. Additionally, the Compensation Committee makes all other determinations necessary or advisable for the administration of the plan, including interpreting the plan and any award agreements under the plan. In the case of awards intended to qualify as "performance-based compensation" within the meaning of Internal Revenue Code ("IRC") Section 162(m) ("Section 162(m)"), the Compensation Committee, which consists of two or more "outside directors" within the meaning of Section 162(m), approves such grants and the performance goals for any performance period. In the case of awards granted to certain executive officers that require the achievement of specified performance goals, following the completion of the performance period, the Compensation Committee will certify, to the extent required by Section 162(m), in writing whether, and to what extent, the performance goals for the performance period have been achieved. Options intended to be tax-favored incentive stock options may no longer be granted under the 1995 Stock Incentive Plan.

Share Reserve

If the shareholders approve Proposal No. 2, a total of 9,750,000 shares will be reserved for issuance under the plan. As of March 17, 2008, 2,940,622 shares were subject to outstanding awards granted under the plan, and 2,674,600 shares remained available for any new awards to be granted in the future. As stated in our Current Report on Form 8-K filed with the SEC on July 27, 2006, we have reduced the number of shares available for grant under the plan by 175,000 because grants of 75,000 RSUs and 100,000 options were made outside the plan in connection with the hiring of our current President and Chief Executive Officer. The shares issued under the plan may be authorized and unissued shares or reacquired shares. If an option, SAR, RSU or performance unit granted under the plan expires, terminates or is cancelled, the unissued shares subject to such option, SAR, RSU or performance unit shall again be available under the plan. If shares sold or awarded as a bonus under the plan are forfeited to FEI or repurchased by FEI, the number of shares forfeited or repurchased shall again be available under the plan.

The plan contains annual grant limits intended to satisfy Section 162(m). Specifically, the maximum number of shares that can be issued to any one individual in any calendar year pursuant to options and SARs is 250,000, provided that such limit is 200,000 in the individual's first calendar year of service. The maximum number of shares that can be issued to any one individual in any calendar year pursuant to restricted stock, stock bonuses and RSUs is 75,000. With respect to performance units, an individual may not be granted performance units in any calendar year having an initial value greater than $2.0 million.

Term of Plan

The plan will continue until all shares available for issuance under the plan have been issued and all restrictions on such shares have lapsed. Our Board may suspend or terminate the plan at any time.

Stock Options

The Compensation Committee determines:

  •
  the persons to whom options are granted;
  •
  the option price;
  •
  the number of shares to be covered by each option;

  •
  the term of each option;
  •
  the times at which options may be exercised; and
  •
  whether the option is an incentive stock option or a nonqualified stock option (except that no future incentive stock options may be granted under the plan).

The Compensation Committee determines the exercise price of options under the plan, provided that with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) and all incentive stock options, the option price cannot be less than the fair market value of our common stock on the date of grant. Although we have granted incentive stock options under the plan in the past, we have no plans to do so in the future and cannot do so under the current plan. Historically, incentive stock option grants were subject to several restrictions, including limitations on pricing and on award amounts per year. Currently, no employee may be granted options or SARs under the plan for more than 200,000 shares in connection with the hiring of the employee or 250,000 shares in any subsequent year.

Options granted under the plan generally continue in effect for the term fixed by the Compensation Committee. Historically, most option grants have had 10-year terms and more recently, 7-year terms. However, the term of an incentive stock option could not exceed 10 years from the date of grant, unless the optionee owned more than 10% of our combined voting power and then the term could not exceed 5 years. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant. Options generally are nontransferable except on the death of a holder. Options generally may be exercised only while an optionee is employed by or in the service of FEI or a subsidiary or within 12 months following termination of employment or service by reason of death or disability or 30 days following termination for any other reason. In the event of the death of an optionee, all outstanding options held by the optionee generally will become fully vested. The Compensation Committee may extend the exercise period of any nonqualified stock option for any period up to the expiration date of the option and may increase the number of shares for which the option may be exercised up to the total number of shares underlying the option. The purchase price for each share purchased on the exercise of options must be paid in the manner permitted by the Compensation Committee, which may include:

  •
  cash, including cash that may be the proceeds of a loan from us (other than to executive officers);
  •
  shares of our common stock valued at fair market value;
  •
  restricted stock;
  •
  performance units or other contingent awards denominated in either stock or cash;
  •
  promissory notes (other than to executive officers);
  •
  net exercise; or
  •
  other forms of consideration, as determined by the Compensation Committee.

Upon exercise of an option, the number of shares subject to the option and the number of shares available under the plan for future option grants are reduced by the number of shares with respect to which the option is exercised.

Automatic Equity Grants to Non-Employee Directors

Presently, each individual who is a non-employee director receives 5,000 RSUs upon becoming a non-employee director. In addition, each non-employee director receives an annual automatic grant of 2,500 RSUs on the date of each annual meeting of shareholders, provided the non-employee director continues in that capacity as of that date unless the non-employee director ceases to be a director due to death, in which case 100% of the unvested portion of his or her RSUs will vest on the date of death. The RSUs vest in four equal annual installments beginning one year from the grant date. For additional information, see "Director Compensation" above.

Stock Appreciation Rights

SARs may be granted under the plan. SARs may, but need not, be granted in connection with an option grant or an outstanding option previously granted under the plan. A SAR gives the holder the right to payment from us of an amount equal in value to the excess of the fair market value on the date of exercise of a share of our common stock over its fair market value on the date of grant or, if granted in connection with an option, the option price per share under the option to which the SAR relates.

A SAR is exercisable only at the time or times established by the Compensation Committee. If a SAR is granted in connection with an option, the following rules apply: (1) it is exercisable only to the extent and on the same conditions that the related option is exercisable; (2) it is exercisable only when the fair market value of the stock exceeds the option price of the related option; (3) it may be for no more than 100% of the excess of the fair market value of the stock at the time of exercise over the option price; (4) upon its exercise, the option or portion thereof to which the SAR relates terminates; and (5) upon exercise of the option, the related SAR or portion thereof terminates. Payment by us upon exercise of a SAR may be made in our common stock valued at its fair market value, cash, or partly in stock and partly in cash, as determined by the Compensation Committee.

The Compensation Committee may withdraw any SAR granted under the plan at any time and may impose any condition upon the exercise of a SAR. The Compensation Committee also may adopt rules and regulations from time to time affecting the rights of holders of SARs. No SARs have been granted under the plan.

Stock Bonus Awards

The Compensation Committee may award shares of our common stock as a stock bonus under the plan. The Compensation Committee may determine the persons who receive such awards, the number of shares to be awarded and the time of the award. Stock received as a stock bonus is subject to the terms, conditions and restrictions determined by the Compensation Committee at the time the stock is awarded. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the plan shall be reduced by the number of shares issued.

Restricted Stock

Under the plan, the Compensation Committee may issue restricted stock to such persons and in such amounts as it determines. The Committee will also set the terms and restrictions of the grant, including restrictions concerning transferability, repurchase by FEI and forfeiture of the shares issued. Participants are required to pay any applicable federal, state or local tax withholdings. Upon the issuance of restricted stock, the number of shares reserved for issuance under the plan shall be reduced by the number of shares issued.

Restricted Stock Units

The Compensation Committee may also award RSUs under the plan. Each RSU represents a bookkeeping entry amount equal to the fair market value of one share of FEI common stock. The terms and conditions of the award, including number of RSUs granted, vesting, payout and transfer restrictions are specified in an RSU award agreement between FEI and the participant. The Compensation Committee sets vesting criteria that determine the number of RSUs that are paid out. The vesting criteria may be based upon company-wide, business unit or individual performance (including continued employment) or any other basis. Upon vesting, the participant will be entitled to receive a payout as specified in the award agreement, although the Compensation Committee has discretion to reduce or waive any vesting criteria.

Earned RSUs may be paid in cash, shares of common stock or a combination thereof. Unearned RSUs will be forfeited to FEI. Shares of common stock represented by RSUs that are fully paid in cash will again be available for grant under the plan. Shares of common stock represented by RSUs that are used to satisfy withholding tax obligations on vested RSUs may again be available for grant under the plan at FEI's discretion. We may use different methods to satisfy any applicable federal, state or local tax withholding requirements of a participant, including withholding the economic value represented by an appropriate portion of the RSU award, making cash demand or by withholding appropriate amounts of securities or cash due the participant from FEI.

Cash Bonus Rights

The Compensation Committee may grant cash bonus rights under the plan in connection with: (1) options granted or previously granted; (2) SARs granted or previously granted; (3) stock bonuses awarded or previously awarded; and (4) shares sold or previously sold under the plan.

Bonus rights may be used to provide cash to employees for the payment of taxes in connection with awards under the plan.

Performance Units

The Compensation Committee may grant performance units consisting of monetary units that may be earned in whole or in part if we achieve goals established by the Compensation Committee over a designated period of time not to exceed 10 years. Payment of an award earned may be in cash or stock or both and may be made when earned, or vested and deferred, as the Compensation Committee determines.

Foreign Qualified Grants

Awards under the plan may be granted to eligible persons residing in foreign jurisdictions. The Compensation Committee may adopt supplements to the plan required to comply with the applicable laws of foreign jurisdictions and to afford participants favorable treatment under those laws, but no award may be granted under any supplement with terms that are more beneficial to the participants than the terms permitted by the plan.

Performance Goals

Under Section 162(m), the annual compensation paid to our chief executive officer and to each of our other three most highly compensated executive officers may not be deductible to the extent it exceeds $1.0 million. However, we are able to preserve the deductibility of compensation in excess of $1.0 million if the conditions of Section 162(m) are met. These conditions include shareholder approval of the amended and restated plan, setting limits on the number of awards that any individual may receive and for awards other than options, establishing performance criteria that must be met before the award actually will vest or be paid.

We have designed the amended and restated plan so that it permits us to pay compensation that qualifies as performance-based under Section 162(m). Thus, the Compensation Committee (in its discretion) may make performance goals applicable to an individual with respect to an award. At the Compensation Committee's discretion, one or more of the following performance goals may apply (all of which are defined in the plan): (a) operating income, (b) pretax income, and (c) return on sales. The performance goals may differ from individual to individual and from award to award.

Any criteria used may be measured, as applicable (1) in absolute terms, (2) in relative terms (including, but not limited to, passage of time or against another company or companies), (3) on a per-share basis, (4) against the performance of FEI as a whole or a business unit of FEI, or (5) on a pre-tax or after-tax basis. The Compensation Committee shall determine whether any significant elements shall be included in or excluded from the calculation of any performance goal.

Changes in Capital Structure

If shares of our outstanding common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of FEI or of another corporation by reason of any recapitalization, stock split or other specified transactions, the Compensation Committee will make appropriate adjustment to the number and kind of shares available for awards under the plan (including, but not limited to, the per-person limits on grants and the number of RSUs automatically granted to directors). If we are a party to a merger, consolidation or plan of exchange or we sell all or substantially all of our assets, the Compensation Committee may select one of the following alternatives for treating outstanding options under the plan:

  •
  outstanding options will remain in effect in accordance with their terms;

  •
  outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the transaction; or

  •
  a 30-day period before the completion of the transaction will be provided during which outstanding options will be exercisable to the extent exercisable and, upon the expiration of the 30-day period, all unexercised options immediately will terminate. The Compensation Committee may accelerate the exercisability of options so that they are exercisable in full during the 30-day period.

If FEI is dissolved, options will be treated as described in the third alternative listed above.

Amendment and Termination of the Plan

The Board generally may amend, suspend or terminate the plan at any time and for any reason. However, except as otherwise provided in the plan, no amendment to an outstanding award may be made without the holder's consent. In addition, the termination of the plan will not affect any outstanding options, right of repurchase or forfeitability of shares issued under the plan.

No Repricing

As disclosed by FEI in a Current Report on Form 8-K filed May 3, 2006, without the prior approval of FEI's shareholders, FEI will not reprice existing stock options, or replace them with stock awards or cash or regrant them through cancellation or through lowering the exercise price.

Awards Granted to Certain Individuals and Groups

The number of options, SARs, RSUs, restricted stock amounts or other grants that an individual may receive under the plan is at the discretion of the Compensation Committee and, therefore, cannot be determined in advance. Our named executive officers and directors have an interest in this proposal by virtue of their being eligible to receive awards under the plan.

The following table sets forth the aggregate number of shares subject to RSUs granted to the named executive officers, directors and certain other persons or groups of people under the plan in 2007. No options were granted in 2007.

Name and Position	RSUs
Don R. Kania, President, Chief Executive Officer and Director	37,715
Raymond A. Link, Executive Vice President and Chief Financial Officer	15,476
Robert H. J. Fastenau, Executive Vice President, Marketing and Technology	15,476
Benjamin Loh, Executive Vice President, Worldwide Sales and Service	60,000
Robert S. Gregg, former Executive Vice President of Global Strategic Relations	7,143
John A. Doherty, former Senior Vice President of Worldwide Sales and Service	4,000
Michael J. Attardo, Director	2,500
Lawrence A. Bock, Director	2,500
Wilfred J. Corrigan, Director	2,500
Thomas F. Kelly, Director	2,500
William W. Lattin, Director	2,500
Jan C. Lobbezoo, Director	2,500
Gerhard H. Parker, Director	2,500
James T. Richardson, Director	2,500
Donald R. VanLuvanee, Director	2,500
All Current Executive Officers as a Group (5 people)	132,619
All Non-Executive Officer Directors as a Group (9 people)	22,500
All Non-Executive Officer Employees as a Group (approximately 1,827 people)	254,493	(1)

(1)
Includes 15,050 RSUs that were granted in 2007, but were cancelled as of December 31, 2007 as a result of grantees terminating their employment.

Equity Grants Outside Plan for Dr. Kania

As a material inducement to Dr. Kania we made certain equity grants outside of the 1995 Stock Incentive Plan when he joined us as President and Chief Executive Officer in August 2006. This included a grant of 100,000 stock options that vest in four equal annual installments beginning one year from the grant date. It also included 75,000 RSUs granted outside the plan, 25,000 of which vest in four equal annual installments beginning one year from Dr. Kania's hire date and 50,000 that vested on the first anniversary of Dr. Kania's employment. The features and rights under these respective equity grants are substantially the same as the options and RSU awards provided under the plan. We have reduced the number of shares available for grant under the plan by an amount equal to the number of shares granted to Dr. Kania outside the plan.

U.S. Tax Consequences

The following summary is intended only as a general guide to the U.S. federal tax consequences of participation in the plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Tax consequences for any particular individual may be different.

Incentive Stock Options. Some options granted under the plan were intended to qualify as incentive stock options for U.S. federal income tax purposes, although FEI has not granted options as incentive stock options in recent years and we cannot make additional incentive stock option grants under the plan. An optionee will recognize no income upon grant or upon a proper exercise of the incentive stock option (except for purposes of the alternative minimum tax) under current tax law. If an employee exercises an incentive stock option and disposes of the option shares more than two years following the date of grant and more than one year following the date of exercise, any gain or loss realized on subsequent disposition of the shares will be treated as capital gain or loss. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period (referred to as a "disqualifying disposition"), any amount realized will be taxable as ordinary compensation income in the year of the disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. We will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. On any disqualifying disposition by an employee, we generally will be entitled to a deduction to the extent the employee realized ordinary income.

Nonqualified Stock Options and Stock Appreciation Rights. Other awards authorized to be granted under the plan are nonqualified stock options and SARs. Under federal income tax law now in effect, no income is realized by the grantee of a nonqualified stock option with an exercise price equal to the fair market value on the date of grant or SAR until the option or right is exercised. At the time of exercise of a nonqualified stock option or SAR, the optionee will realize ordinary compensation income and we generally will be entitled to a deduction in an amount by which the market value of the shares (and any cash) subject to the option or right at the time of exercise exceeds the exercise price. We are required to withhold taxes from the income amount for grantees who were employees at the time of grant. As a result of IRC Section 409A and the Treasury regulations promulgated thereunder ("Section 409A"), however, nonqualified stock options granted with an exercise price below the fair market value of the underlying stock (that were not vested as of December 31, 2004) may be taxable to the grantee in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such awards and may be subject to an additional 20% tax plus penalties and interest (in addition to any state taxes imposed as a result of state laws similar to Section 409A). On the sale or other disposition of shares acquired upon exercise of a nonqualified stock option or SAR, any additional gain or loss will be taxable as capital gain or loss.

Restricted Stock, Restricted Stock Unit Awards and Other Awards. For other awards granted under the plan that are payable either in cash or shares of common stock and that are either transferable or not subject to a substantial risk of forfeiture, the holder of such an award generally must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of common stock received determined as of the date of such receipt, over (b) the amount (if any) paid for such shares of common stock by the holder of the award, and FEI will be entitled at that time to a deduction for the same amount. If the participant is an employee, such ordinary income is subject to tax withholdings.

For restricted stock, RSUs and other awards that are payable in shares that have a restriction on transfer and carry a substantial risk of forfeiture (such as a vesting contingency), the tax treatment is as follows. The holder of the award generally will recognize ordinary income equal to the fair market value of the shares determined as of the first time the shares become freely transferable or are no longer subject to a substantial risk of forfeiture, whichever occurs first, less the price paid, if any. FEI is entitled at that time to a tax deduction for the same amount. In certain cases, participants may make a special election under the IRC at the time of grant to treat an award as though it were not subject to risk of forfeiture and thereby accelerate the date of income recognition. If the participant is or was an employee at the time of grant, such ordinary income is subject to tax withholdings.

Section 409A. Section 409A, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on nonqualified deferred compensation arrangements. These include new requirements with respect to an individual's election to defer compensation and the individual's selection of the timing and form of distribution of the deferred compensation.

Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual's separation from service, a predetermined date or the individual's death). Section 409A imposes restrictions on an individual's ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual's distribution commence no earlier than six months after such officer's separation from service.

Awards granted under the plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A's provisions, Section 409A imposes an additional 20% federal tax (in addition to any state taxes imposed as a result of state laws similar to Section 409A) on compensation recognized as ordinary income, as well as interest on such deferred compensation.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON GRANTEES AND FEI WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A GRANTEE'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE GRANTEE MAY RESIDE.

Section 162(m). Section 162(m) limits the amount that we may deduct for compensation paid to our chief executive officer and to each of our three most highly compensated officers in any year to $1.0 million per person. However, the plan has been designed to permit the Compensation Committee to grant awards that qualify as performance-based compensation under Section 162(m), thereby permitting FEI to receive a federal income tax deduction in connection with such awards.

Application of Section 16 of the Exchange Act. Special rules may apply in the case of individuals subject to Section 16 of the Securities Exchange Act of 1934. In particular, unless a special election is made pursuant to the IRC, shares received pursuant to the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of FEI's tax deduction, are determined as of the end of such period.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board recommends that the shareholders vote FOR the amendment to the FEI 1995 Stock Incentive Plan.

PROPOSAL NO. 3
AMENDMENT TO EMPLOYEE SHARE PURCHASE PLAN

We maintain an employee share purchase plan for the benefit of our employees. The Board believes the availability of stock incentives is an important factor in our ability to attract and retain experienced and competent employees and to provide an incentive for them to exert their best efforts on our behalf. As of March 17, 2008, out of a total of 2,450,000 shares reserved for issuance under the FEI Employee Share Purchase Plan ("ESPP"), 791,967 shares remained available for purchase. Accordingly, on February 20, 2008, the Board approved an amendment to the plan, subject to shareholder approval, to reserve an additional 250,000 shares for issuance pursuant to the plan, thus increasing the total number of shares reserved for issuance under the plan from 2,450,000 to 2,700,000 shares.

Key provisions of the ESPP are described below. The current version of the ESPP is available as an exhibit to our Annual Report on Form 10-K filed with the SEC on February 29, 2008.

Description of the Employee Share Purchase Plan

Eligibility

Except as described below, all full-time employees of FEI and certain designated subsidiaries, including employees who are officers of FEI and certain designated subsidiaries, approximately 1,756 persons in total, are eligible to participate in the plan as of March 17, 2008. Any employee who owns or would be deemed to own 5% or more of the voting power or value of all classes of our stock is ineligible to participate in the plan.

Plan Offerings and Purchase of Shares

In October 2004, the Board reduced the length of an offering period under the plan from 12 months to 6 months. Currently, offering periods commence on or about June 1 and December 1 of each year and end on the last day of the following November and May, respectively. On the first trading day of each offering period, known as the "offering date," each eligible employee is automatically granted an option to purchase shares of our common stock to be automatically exercised on the last trading day of the six-month period comprising an offering period. Under the current implementation of the plan, "offering periods" and "purchase periods" run consecutively, each for six months. The last trading day of a purchase or offering period is known as a "purchase date."

The plan does not permit an employee to purchase more than 1,000 shares under any two consecutive purchase periods or, during any calendar year, permit an employee to purchase shares under the plan to accrue at a rate that exceeds $25,000 of fair market value (determined at the offering date). Each eligible employee may elect to participate in the plan by filing a subscription and payroll deduction authorization. A participant may amend his or her payroll deduction authorization once during any purchase period to reduce the amount of future payroll deductions. Shares may be purchased under the plan only through payroll deductions of not more than 15% of an employee's base pay plus commissions. On the purchase date, the amounts withheld will be applied to purchase our shares for the employee. The purchase price will be the lesser of 85% of the closing market price of our common stock on the first day or the last day of the purchase period. For future offering periods, the Compensation Committee of our Board may choose to use a higher (but not lower) price for shares.

An employee may terminate participation in the plan by written notice to us at least 10 days before the purchase date. The employee will then receive all funds withheld from his or her pay and not yet used to purchase shares. No interest will be paid on funds withheld from employees unless otherwise determined by the Board. An employee may reinstate participation in the plan, but only after the first purchase date following termination. The rights of employees under the plan are not transferable.

Automatic Withdrawal from an Offering Period

If the fair market value of a share of our common stock on a purchase date other than the final purchase date of an offering period is less than the fair market value of a share of our common stock on the offering date of the offering period, every participant will be (a) automatically withdrawn from that offering period at the close of the purchase date and after the acquisition of shares of our common stock for the purchase period and (b) enrolled in the offering period commencing on the first business day following that purchase date. A participant may elect not to be automatically withdrawn from an offering period by written notice to us. Under the current implementation of the plan, offering periods and purchase periods each cover the same six-month period, so this part of the plan is not currently applicable.

Administration

The plan is administered by the Compensation Committee. The Compensation Committee may change the duration of the offering periods or the purchase periods (except that no offering period may have a duration exceeding 27 months), promulgate rules and regulations for the operation of the plan, adopt forms for use in connection with the plan, decide any question of interpretation of the plan or rights arising under the plan and generally supervise the administration of the plan. We currently pay all administrative expenses of the plan other than commissions on sales of shares for employees' accounts by the custodian. If we experience a change in our capital structure (e.g., due to a stock dividend), the Compensation Committee may adjust the number and kind of shares issuable under the plan.

Custodian

An independent custodian maintains the records under the plan. Shares purchased by employees under the plan are delivered to and held by the custodian on behalf of the employees. By appropriate instructions from an employee, all or part of the shares may be sold or transferred into the employee's own name and delivered to the employee.

Amendments

Our Board may amend the plan, except that the plan may not be amended to increase the number of reserved shares or decrease the purchase price of shares without the approval of the shareholders. Our Board may terminate the plan at any time.

Tax Consequences

The following brief summary of the effect of U.S. federal income taxation upon the participant and FEI with respect to the shares purchased under the ESPP does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

The plan is intended to qualify as an "employee purchase plan" within the meaning of Section 423 of the IRC. Under this provision of the IRC, employees will not recognize taxable income or gain with respect to shares purchased under the plan either at the offering date or at a purchase date.

Disposition of Shares More Than Two Years After an Offering Date. If a current or former employee disposes of shares purchased under the plan more than two years after the offering date, and more than one year after the applicable purchase date, or in the event of the employee's death at any time, the employee or the employee's estate will be required to report as ordinary compensation income for the taxable year of disposition or death an amount equal to the lesser of:

  •
  the excess of the fair market value of the shares at the time of disposition or death over the purchase price; or
  •
  15% of the fair market value of the shares on the offering date.

In the case of such a disposition or death, we will not be entitled to any deduction from income. Any additional gain on the disposition in excess of the amount treated as ordinary compensation income will be capital gain.

Disposition of Shares within Two Years of an Offering Date. If an employee disposes of shares purchased under the plan within two years after the offering date or within one year after the purchase date, the employee will be required to recognize the excess of the fair market value of the shares on the purchase date over the purchase price as ordinary compensation income for the year of disposition. If the disposition is by sale, any difference between the fair market value of the shares on the purchase date and the disposition price will be capital gain or loss. In the event of a disposition within the two holding periods described above, we generally will be entitled to a deduction from income in the year of such disposition equal to the amount that the employee is required to recognize as ordinary compensation income. Under the terms of the plan, participants are required to pay to us any amounts necessary to satisfy any tax withholding determined by us to be required in connection with either the purchase or sale of shares acquired under the plan.

Number of Shares Purchased by Certain Individuals and Groups

The number of shares to be purchased under the ESPP cannot be determined in advance.

The following table sets forth the aggregate number of shares purchased by the named executive officers and certain other persons or groups of people under the ESPP in 2007. Non-Executive Officer Directors are not eligible to participate in the plan.

Name and Position	Shares(1)
Don R. Kania, President, Chief Executive Officer and Director	—
Raymond A. Link, Executive Vice President and Chief Financial Officer	856
Robert H. J. Fastenau, Executive Vice President, Marketing and Technology	—
Benjamin Loh, Executive Vice President, Worldwide Sales and Service	—
Robert S. Gregg, former Executive Vice President of Global Strategic Relations	1,000
John A. Doherty, former Senior Vice President, Worldwide Sales	662
All Current Executive Officers as a Group (5 people)	856
All Non-Executive Officer Employees as a Group (approximately 1,827 people)	210,653

(1)
The shares were purchased at a weighted average price of $20.88 per share.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board recommends that the shareholders vote FOR the amendment to the FEI Employee Share Purchase Plan.

PROPOSAL NO. 4
APPROVAL OF EXPECTED APPOINTMENT OF PUBLIC ACCOUNTING FIRM

In accordance with its charter, the Audit Committee is responsible for selecting an independent registered public accounting firm as auditor for FEI. In recent years, the Committee has selected Deloitte & Touche LLP ("Deloitte & Touche") to be FEI's auditors. Also, in 2007, the appointment was ratified by shareholders. The Audit Committee has not yet appointed an auditor for 2008 but expects to select Deloitte & Touche if its proposal for audit services is satisfactory. In light of this, the Audit Committee, with the endorsement of the Board, recommends to shareholders that they approve the expected appointment of Deloitte & Touche, subject to the Audit Committee's conclusion that the proposed services to be provided by Deloitte & Touche are satisfactory. Deloitte & Touche's representatives will be present at the Annual Meeting and are expected to be available to respond to appropriate questions. Although shareholder approval of the appointment of the independent auditor is not required by law or binding on the Audit Committee, the Board believes that shareholders should be given an opportunity to express their views. If the shareholders do not approve the expected appointment of Deloitte & Touche, the Audit Committee will consider this vote in determining whether to engage Deloitte & Touche for the 2008 audit. In addition, even if the shareholders do approve this expected appointment, the Audit Committee may decide to appoint a different independent accounting firm to serve as FEI's auditors if Deloitte & Touche's terms are unacceptable to the Committee or if it otherwise believes that election of a different firm is in the best interests of FEI and its shareholders.

Pre-Approval Policies

All audit and non-audit services performed by Deloitte & Touche, and all audit services performed by other independent registered public accountants, are pre-approved by the Audit Committee. These services include, but are not limited to, the annual financial statement audit, statutory audits of our foreign subsidiaries, audits of employee benefit plans, compliance with the Sarbanes-Oxley Act of 2002, tax compliance assistance and tax consulting and assistance.

Fees

The following table presents fees for professional audit services rendered by Deloitte & Touche for the audits of FEI's financial statements for the years ended December 31, 2007 and December 31, 2006 and fees for other services rendered by Deloitte & Touche during those periods:

	2007	Percentage Pre-approved by Audit Committee	2006	Percentage Pre-approved by Audit Committee
Audit Fees	$1,442,648	100%	$1,596,554	100%
Audit Related Fees(1)	$392,782	100%	$387,044	100%
Tax Fees(2)	$767,184	100%	$435,869	100%
All Other Fees	$3,210	—	—	—

Total	$2,605,824		$2,419,467

(1)
Consists of fees for consents and comfort letters in conjunction with our capital market financial transactions, the audit of our employee benefit plans, fees for statutory audits of our foreign subsidiaries, accounting consultations, and acquisition and transactional related due diligence.
(2)
Consists of corporate tax compliance assistance and other tax consulting.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board and the Audit Committee recommend that the shareholders vote FOR approving the Audit Committee's expected appointment of Deloitte & Touche LLP as FEI's independent registered public accounting firm for the year ending December 31, 2008.

EXECUTIVE OFFICERS

The following table identifies our current executive officers, the positions they hold and the year in which they began serving as an executive officer. Our executive officers are appointed by the Board annually to hold office until their successors are elected and qualified or their earlier death, resignation or removal.

Name	Age(1)	Current Position(s) with Company	Officer Since
Don A. Kania	53	President, Chief Executive Officer and Director	2006
Raymond A. Link	53	Executive Vice President and Chief Financial Officer	2005
Robert H. J. Fastenau	55	Executive Vice President, Marketing and Technology	2001
Benjamin Loh	44	Executive Vice President, Worldwide Sales and Service	2007
Bradley J. Thies	47	Vice President, General Counsel and Secretary	2001

(1)
As of March 17, 2008.

For biographical information for Don R. Kania, see Proposal No. 1 above.

Raymond A. Link was named Executive Vice President and Chief Financial Officer in July 2005. From April 2007 to August 2007, he served as our interim President and Chief Financial Officer. From July 2001 until joining FEI, Mr. Link served as Vice President, Finance and Administration, Chief Financial Officer and Secretary of TriQuint Semiconductor, Inc. Mr. Link joined TriQuint as a result of its merger with Sawtek Inc., a designer and manufacturer of a broad range of electronic signal processing components primarily used in the wireless communications industry. He started with Sawtek in September 1995 as Vice President Finance and Chief Financial Officer and was promoted to Senior Vice President and Chief Financial Officer in October 1999. Mr. Link is on the board of directors of Cascade Microtech, Inc., a manufacturer of test equipment for the semiconductor industry. Mr. Link received a B.S. degree from the State University of New York at Buffalo and an M.B.A. degree from the Wharton School at the University of Pennsylvania. Mr. Link is also a C.P.A.

Robert H. J. Fastenau became Executive Vice President, Marketing and Technology in November 2006. Prior to that, Dr. Fastenau served as our Senior Vice President and General Manager, NanoResearch and Industry Division and NanoBiology Division since October 2005, when we reorganized into market divisions from product divisions. From January 2001 until October 2005, Dr. Fastenau was Senior Vice President and General Manager of our Electron Optics Product Division. From 1997 to January 2001, he was Senior Vice President of Research and Development for that division. Dr. Fastenau came to us via the Philips Electron Optics Division, which we merged with in February 1997. Dr. Fastenau holds M.S. and Ph.D. degrees in Technical Physics from Delft University.

Benjamin Loh joined us as Executive Vice President, Worldwide Sales and Service in August 2007. Prior to that, Mr. Loh was Executive Vice President, Global Field Operations at Veeco Instruments Inc., since December 2006. Prior thereto, he was Senior Vice President and General Manager for Veeco's Asia-Pacific region from December 2005 to November 2006. Prior to joining Veeco, Mr. Loh was Senior Vice President, Asia of Unaxis Corporation from April 1996 to October 2005. Mr. Loh is also a director of Schweiter Technologies AG. Mr. Loh holds a B.S.E.E. degree from Tohoku University.

Bradley J. Thies rejoined us as Vice President, General Counsel and Secretary in April 2001. Mr. Thies had previously served as our General Counsel and Secretary from February 1999 to April 2000. From April 2000 to April 2001, Mr. Thies was General Counsel of WebTrends Corp., an enterprise website monitoring and analytics software company. Mr. Thies holds a B.A. degree in Political Science and History from Willamette University and a J.D. degree from Columbia Law School.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
For Named Executive Officers

Compensation Objectives

Our executive compensation program is intended to attract, retain and motivate high-quality executive officers and to align their compensation with our short- and long-term performance. The program is designed to achieve these objectives by:

  •
  providing total compensation that is competitive with our competitors;
  •
  linking variable compensation to corporate and individual performance; and
  •
  aligning management interests with shareholder interests by tying a substantial portion of executive compensation to long-term shareholder returns.

The market for high-quality executive officers is competitive and requires us to offer compensation that is competitive, as well. We use peer company information to help us determine executive pay packages. For the most part, we target overall executive compensation at the 50th percentile of our peer group. The Compensation Committee (for purposes of this Compensation Discussion and Analysis, or "CD&A," the "Committee") may consider adjusting this target if, over time, our financial performance consistently varies from the median performance of our peer group.

We apply a "pay for performance" principle when determining the compensation for our named executive officers. The compensation for our executive officers is weighted toward incentive compensation. The amount of incentive compensation is determined based upon both company and individual performance. We also make equity compensation a substantial component of our executive compensation, which effectively links executive compensation to company performance as measured by changes in our stock price.

Compensation Process

Overview

The Committee has responsibility for setting the compensation of our executive officers. In doing so, it takes into account information from a number of sources. For benchmarking comparisons against our peer group and the overall marketplace, the Committee relies on information provided by Compensia, the Committee's compensation consultant, and data from Radford, a firm that provides broad compensation comparison reports. In setting the targeted compensation for the executive officers other than the chief executive officer, the Committee also considers the recommendations of the chief executive officer and the vice president of human resources. With regard to setting compensation for the chief executive officer, the Committee seeks input from the other members of the Board as well as the direct reports of the chief executive officer. The Committee operates under a charter that can be found on our website at http://www.fei.com.

Timing of Compensation Determinations

Each year, the Committee reviews and evaluates the compensation paid to our executive officers, including our named executive officers, and determines the base salary, targeted variable compensation and equity-related grants for each executive officer. During the year, changes are occasionally made to individual compensation packages due to a promotion or change of responsibilities, or an overseas assignment. At the Compensation Committee meeting in February 2008, the Committee decided that salary adjustments for 2008 would be deferred until later in the year. This was consistent with management's decision to delay or limit merit increases for employees throughout FEI.

Role of Compensation Consultant

Since May 2006, Compensia has served as our outside compensation consultant. Compensia provides the Committee with information concerning, among other things, market trends in executive compensation, general information on compensation practices at other companies and specific data on the compensation paid to executive officers at peer companies. From time to time, Compensia also performs services separately for management.

In 2006, Compensia provided detailed comparative information on base salary, incentive pay and equity compensation paid by peer companies and made recommendations with respect to our executive officers' compensation programs based on this information. For 2007, we did not ask Compensia to update this information, but instead applied an assumed increase of 4% to the base salary and incentive pay components for 2006. Compensia reviewed the results of this procedure, as well as equity compensation amounts for 2007, for overall competitiveness.

During 2006, Compensia reported the results of its comprehensive review of company and peer group compensation directly to the Committee both at and outside formal Committee meetings. Due to its more limited role in 2007, the results of Compensia's consultations with management were reported to the Committee by senior human resources personnel. Compensia did not attend any meetings of the Committee in 2007.

Use of Benchmark Analysis

As mentioned above, we generally target executive compensation at approximately the 50th percentile of the executive officers' peer group, as may be adjusted to take into account our performance against peer companies. We target the 50th percentile because we believe that this is required to be competitive in attracting and retaining quality executive talent. Compensia has not in the past made recommendations concerning the target percentile.

The 20 peer firms we use for compensation comparisons are: Brooks Automation, Inc., Cymer, Inc., Electro Scientific Industries, Inc., KLA-Tencor Corporation, Novellus Systems, Inc., Varian, Inc., Veeco Instruments, Waters Corporation, Asyst Technologies Inc., Axcelis Technologies, Inc., Coherent Inc., Credence Systems Corporation, Entegris, Inc., Intersil Corporation, Keithley Instruments Inc., Kulicke & Soffa Industries, Inc., MKS Instruments, Inc., TriQuint Semiconductor, Inc., Varian Semiconductor Equipment Associates, Inc. and Zoran Corporation. This peer group list was generated from information provided by Compensia, senior management and the Committee.

The peer group consists principally of capital equipment and analytical instrument technology companies that manufacture and sell into markets similar to our own. The peer group also contains some companies that do not compete in our product markets but which track more closely our revenue, market capitalization or headquarters location. We selected these peer companies because market, size, revenue and geography are factors that we believe establish the competitive landscape for our executive compensation.

Role of the Chief Executive Officer and Senior Management

The chief executive officer is responsible for making general recommendations regarding executive compensation, setting performance targets and determining actual performance against those targets. The chief executive officer is actively involved in developing our operating plan, which was the basis for incentive compensation in 2007. He also participates in determining overall and individual equity plan grant amounts and recommending company and individual incentive compensation metrics to the Committee. The chief executive officer conducts reviews of executive officers to assess their performance against the established metrics, presents the results of these reviews and makes recommendations based on these reviews to the Committee.

The Committee also receives input on compensation decisions from the company's vice president of human resources and chief financial officer. The vice president of human resources is responsible for processing information from Compensia and other sources, providing key benchmark data and advising the Committee generally based on his experience and knowledge of compensation matters. The chief financial officer provides the Committee with information concerning the expense and accounting implications of equity grants. He also works with the chief executive officer to prepare the operating plan. In 2007, the chief financial officer and vice president of human resources also worked together to produce the overall metrics used to determine incentive compensation.

Each of these executive officers attends Committee meetings from time to time to provide the inputs discussed above. Discussions with the Committee generally focus on the role and responsibilities of the executive, the performance of the executive against the "management based objectives," discussed below under "Elements of Compensation—Base Salary," the expected future contributions of the executive, the executive's own expectations and competitive and market considerations. None of these executive officers participates in Committee discussions concerning or makes recommendations regarding his own compensation.

Compensation for Newly-Hired Executives

For new executive officers, the compensation the executive officer earned at his or her previous employer is often a relevant factor in setting the initial compensation package. Consistent with this, the compensation package for Benjamin Loh, our Executive Vice President, Worldwide Sales and Service, who was hired in August 2007, was driven largely by the compensation he received at his previous employer. Based on his prior compensation, as well as his unique skills, experience and regional expertise, the Committee approved a compensation package for Mr. Loh that differs in certain respects from that granted to our other executive officers.

Mr. Loh received a hiring bonus of $100,000, 100% of which must be repaid if he terminates employment prior to one full year of employment, and 50% of which must be repaid if he terminates employment between one and two years of service. Mr. Loh receives a living allowance of $110,000 per year covering certain housing and travel expenses. Mr. Loh also received a grant of 60,000 restricted stock units ("RSUs") effective on his first day with us. These RSUs vest on the same schedule as our standard RSU grants: 25% per year, starting one year from the grant date. Mr. Loh also received an amount to compensate him for potential incentive payments he may have received had he remained with his previous employer, calculated at 100% of his targeted incentive compensation under the Management Variable Compensation Plan for a period covering January 1, 2007 through his start date with FEI. In the event that Mr. Loh voluntarily terminates his employment with us prior to one year of service, he must repay this amount. We also entered into severance and change of control arrangements with Mr. Loh, the details of which are set forth under the caption "Severance and Change of Control Agreements," below. Mr. Loh's compensation for future years is expected to be determined using the process for that is generally applicable to our other executive officers.

Compensation for Chief Executive Officer

In July 2006, following an extensive search involving an executive search firm and the participation of many members of our Board and management team, we made an offer to Don R. Kania to join us as our President and Chief Executive Officer. We negotiated a compensation package with Dr. Kania that was consistent with the objectives and philosophy described in this CD&A and also reflected consideration of Dr. Kania's total compensation package at his former employer, the possibility that the employer would increase his compensation in order to induce him to stay and Dr. Kania's specific expectations and input into the amount and allocation among the various compensation components. We believe that Dr. Kania's compensation package is appropriate given his responsibilities and contributions to our overall success. In 2006, Dr. Kania's base salary was $550,000 and he was guaranteed a bonus of at least $550,000 for that year. In 2007, Dr. Kania's salary was increased by 5% to $577,500, and his target incentive compensation under the Management Variable Compensation Plan was set at 100% of his base salary, with the actual bonus amount to be determined based on the factors discussed under "Variable Compensation and Commissions," below.

When he was hired, Dr. Kania was also granted options for 200,000 shares of our common stock under our 1995 Stock Incentive Plan and options for an additional 100,000 shares of our common stock outside of this plan. These options vest in equal annual installments over four years beginning one year from Dr. Kania's date of hire and carry a term of seven years. Dr. Kania's offer also included grants of 150,000 RSUs. 100,000 RSUs vest in equal annual installments over four years beginning one year from his date of hire. Of those, 75,000 were granted under our 1995 Stock Incentive Plan and 25,000 were granted outside of this plan. The remaining 50,000 RSUs fully vested on the first anniversary of Dr. Kania's date of hire and were granted outside of our plan. The Committee determined to make these grants outside of 1995 Stock Incentive Plan as an inducement for Dr. Kania to join our company. We reduced the number of shares available for grant under the 1995 Stock Incentive Plan by a number equal to the option and RSU grants made to Dr. Kania outside the plan.

Additionally, Dr. Kania also received certain severance and change of control benefits when he joined our company, as further described under "Severance and Change of Control Agreements," below. Dr. Kania was also entitled to reimbursement of relocation expenses up to $400,000.

Elements of Compensation

The following components comprised our executive compensation program during 2007:

  •
  base salary;
  •
  variable compensation and commissions;
  •
  equity-based incentives; and
  •
  other benefits and perquisites.

We chose to build our executive compensation program around these elements because each individual component is useful in achieving one or more of the objectives of the program and we believe that, together, they have been and will continue to be effective in achieving our overall objectives.

Relative Weighting of Compensation Elements

The Committee considers a number of factors in order to determine relative weighting among compensation components. In general, the Committee seeks to link executive pay to individual and company-wide performance. As a result, compensation paid on an ongoing, current basis, such as base salary, benefits and perquisites, generally represents less than half of each executive's potential total compensation at target performance levels, with variable and equity-based compensation accounting for a correspondingly greater portion of overall compensation.

In determining the relative weighting of cash- and equity-based compensation, the Committee begins with a review of an "equity budget" that the chief executive officer, vice president of human resources and chief financial officer prepare each year. This equity budget includes expected grants to both executive and non-executive level employees, and is based on certain assumptions regarding our trading price, expected hiring of new employees and overall equity compensation expense. The Committee then considers benchmark data provided by Compensia and management in determining the mix of compensation elements, but does not apply any strict targets or parameters based on this data. The Committee may also take into consideration other extraordinary factors, such as whether an executive officer is nearing retirement.

Although it is the Committee's intention to be competitive in making equity grants, recent grants have been somewhat below the median grant level among our peer group. These more limited grants are the result of the Committee's determination that, in combination with our overall executive compensation packages, our compensation objectives had been adequately achieved.

We utilize various types of equity-based compensation, including RSUs, and, on occasion, stock options and grants of restricted stock. We generally favor the use of RSUs as compared to stock options because, unlike stock options, RSUs have retention value even without stock price appreciation. The Committee also grants a combination of RSUs that have performance-based vesting, which means that the total number of shares that may be subject to the RSU may vary based on company performance, and RSUs that vest based only on the passage of time. For additional discussion of the mix of equity compensation types and vesting provisions, see "Equity-Based Incentives," below.

Base Salary

The Committee generally reviews and approves base salaries for executive officers annually and in connection with promotions or changes in responsibilities. When determining salaries, the Committee takes into account peer group data and targets approximately the 50th percentile of our peer group. This peer group data is considered in the context of the executive officer's total compensation package and in combination with a number of non-quantitative factors, including the executive officer's job responsibilities, experience level and expectations.

The executive officer's individual performance is also taken into account when determining the amount of base salary. Individual performance is measured against "management based objectives" ("MBOs"), which are a set of operational or financial goals unique to each executive based on his responsibilities within the company. For example, an executive's MBOs typically include financial objectives, such achieving certain bookings or revenue targets or reductions in operating expense. MBOs might also include non-quantitative elements, such as the implementation of a significant corporate project or program. Each executive's MBOs are formulated by our chief executive officer, with the help of all of the executive officers and our vice president of human resources. MBOs are subject to the approval of or modification by the Committee. As mentioned above, the chief executive officer reviews executive officers annually to assess their performance against their MBOs and presents the results of these reviews to the Committee, which retains discretion to adjust the final assessment of an executive's performance based on the occurrence of unexpected events and other relevant circumstances. With regard to determining the performance of the chief executive officer, the Committee seeks input from the other members of the Board as well as the chief executive officer's direct reports and other senior managers.

The Committee made adjustments to base salary in 2007 to two of the named executive officers, Mr. Link and Dr. Kania, to bring their compensation more closely in line with the target base salary among our peer group. The remaining named executive officers' base salaries were not adjusted because, based on peer company comparisons, the Committee concluded that no market increase was appropriate at the time.

As discussed in "Timing of Compensation Determinations" above, the Committee decided that salary adjustments for 2008 would be deferred until later in the year. The Committee may reconsider whether an increase in executive base salaries is appropriate at a later date in 2008.

Variable Compensation and Commissions

Management Variable Compensation Plan. We have established a Management Variable Incentive Compensation Plan ("MVP") for executive officers and non-executive senior management to motivate and reward achievement of corporate and individual objectives, including MBOs. Payments under the MVP are made in cash on an annual basis. The amount of such payments is determined based upon two components:

  •
  the size of the "incentive compensation pool," which determines the amount available to all plan participants and is a function of company-wide performance; and

  •
  the individual executive officer's incentive compensation amount, which is a function of company-wide performance and the executive officer's individual performance as measured against his or her MBOs.

The Committee generally determines the targeted incentive compensation pool amount at the beginning of each year. In making this determination, the Committee considers, among other things, our projected earnings and other financial estimates, the achievability of the company-wide target under the MVP and historical payouts under the MVP. The size of the actual incentive compensation pool may vary up or down from this targeted amount based on our performance against a targeted pre-tax return-on-sales metric, which is defined as pre-tax income expressed as a percentage of revenues, as described below.

The actual total amount available for payment under the MVP incentive pool will vary depending upon the company's performance against the target financial metric. For 2007, the metric was set at 10% pre-tax return-on-sales, a target the Committee believed was achievable but required significant performance. If the company achieved 100% of that target, the payout would have been at 100%; at 130% of target, the size of the incentive compensation pool would have increased to 200%. In fact, the company's actual pre-tax return-on-sales for 2007 was 11.1%, which resulted in the incentive compensation pool being funded at 138.1%. No MVP awards would have been payable if our performance had been less than or equal to 70% of target. This floor was set to reward strong performance. Pay-outs under the MVP and profit sharing plan (a separate Company incentive plan that covers employees who are not covered by the MVP or any commission plan) were capped at 15% of our pre-tax income. The Committee set this cap to avoid potentially excessive incentive compensation in the event of exceptionally strong company performance.

For 2008, the Committee set the return-on-sales target at 11.6%, which the Committee believes is a challenging target. Further, the Committee changed the MVP so that the incentive compensation pool is funded at reduced levels of performance against target as compared to the 2007 MVP. The incentive pool is initially funded if company performance is at least 50% of targeted performance, as compared to 70% for 2007. As performance improves, however, the amount available under the incentive compensation pool increases at a more modest rate than under the 2007 plan. For comparison, in order to achieve a 200% payout, actual pre-tax return-on-sales must be 150% of target in 2008, as compared to 130% of target in 2007. The Committee left the 15% cap (discussed above) in place for 2008 for the same reasons it put the cap in place in 2007. The Committee decided to change the plan for 2008, in part, to improve the likelihood of a pay-out and thereby preserve the incentives for management performance under the MVP against a backdrop of a weakening macro-economic environment. The Committee balanced the lower payment trigger against more modest potential payments.

The amount of the actual MVP incentive paid to each individual executive officer is based on a targeted individual incentive compensation amount, which is expressed as a percentage of his base salary. Executive target incentive compensation percentages are based upon a general comparison against peer group information and individual performance, but no rigid formula is employed. Each executive officer's targeted incentive compensation amount is set forth in the table on the following page. The actual individual incentive compensation amount may vary up or down from this targeted amount based equally on our performance and the executive's performance during the year. The Committee believes that the equal weighting of company and individual performance provides a suitable balance between rewarding executive officers for company-wide and individual success during the year in question. In this context, our performance is measured against the same pre-tax return-on-sales metric used to determine the size of the incentive compensation pool. The executive's performance is measured based on his performance against the MBOs described under "Base Salary," above. Consistent with its overall approach to compensation, the Committee attempts to establish a company metric and individual objectives that are achievable but require significant performance.

The targeted incentive percentage and amount and actual percentage and amount for each of our named executive officers for 2007 is as follows:

Name	Year-end Base Salary	Target Percentage	Target Amount		Actual Percentage	Actual Amount		Percentage of Target Amount
Don R. Kania	$577,500	100%	$577,500		138.1%	$797,528		138.1%
Raymond A. Link	$310,000	60%	$186,000		87.0%	$269,709		145.0%
Robert H. J. Fastenau	€245,000	60%	€147,000		82.9%	€203,007		138.1%
Benjamin Loh	$310,000	60%	$70,639	(1)	82.9%	$97,553	(2)	138.1%
Robert S. Gregg	$315,000	55%	$173,250		57.0%	$179,444		103.6%
John A. Doherty	$250,000	50%	$125,000		69.1%	$172,625		138.1%

(1)
Based on an annual target of $186,000, prorated based on August 16, 2007 start date.
(2)
As noted under "Other Awards" below, Mr. Loh also received $115,597 to compensate him for incentive payments he may have received had he remained with his previous employer, which was calculated at 100% of his targeted bonus for January 1, 2007 through his start date with FEI.

The target percentages for 2008 have not yet been established and the Committee expects to determine those later in the year.

Historical Aggregate Variable Compensation Payments. The table below describes the historical aggregate variable compensation payments made by the company in the last five years. Variations in payments over this period are primarily attributable to changes in our overall financial performance during these periods.

VARIABLE COMPENSATION PAYMENTS: 2003-2007

Year	Percentage of Aggregated Variable Compensation Paid
2007	138.1%
2006	159.4%
2005	0.0%
2004	81.1%
2003	22.0%

Commissions. Under our sales commission plan, John A. Doherty, our former Senior Vice President of Worldwide Sales, was eligible for commissions based on a percentage of total system bookings for the fiscal year. He was also assigned a quota for targeted total system bookings. The commission structure of Mr. Doherty's compensation arrangement created strong incentives to book orders and yielded significant benefits as he approached and exceeded company booking targets. For 2007, total system bookings were 93% of quota and Mr. Doherty was paid $83,066 in sales commissions and incentives. Other than Mr. Doherty, we made commission payments to no other named executive officer in 2007. No named executive officer is expected to receive commission compensation in 2008.

Other Awards. Under special circumstances, the Committee also grants other awards to our executive officers outside of the MVP. In 2007, we paid a signing bonus of $100,000 to Mr. Loh. He also received $115,597 to compensate him for potential incentive payments he may have received had he remained with his previous employer. This amount was calculated using 100% of his targeted incentive compensation under the MVP for January 1, 2007 through his start date with FEI. As discussed above, we make these extraordinary awards in order to attract valuable personnel. See "Compensation Process—Compensation for Newly Hired Executives." From time to time, the Committee has made additional discretionary payments to reward performance or in special circumstances.

Committee Discretion. The Committee retains the ability to increase or decrease the financial target or the items that are adjustments to this target, but historically has not exercised this discretion to any significant degree. The Committee sometimes seeks the assistance of the Audit Committee in these determinations. Similarly, the Committee may factor in an executive's performance outside of his specific individual performance targets in determining the extent to which variable compensation will be paid to the executive.

Specifically, for 2008, the Committee is considering making special incentive compensation awards for achieving certain significant longer-term strategic objectives in areas such as product development and cost reductions. The Committee has asked management to make recommendations in this regard and has not yet determined how these special awards will be structured or the relationship to any potential MVP payments.

Equity-Based Incentives

General Approach to Equity Compensation. We grant equity-based awards, including stock options, RSUs and restricted shares, primarily under our 1995 Stock Incentive Plan, as amended. As discussed under "Compensation for Chief Executive Officer," above, we may on occasion grant shares outside of the plan, as well. We believe that equity compensation, which increases in value as the market price of our common stock increases, creates the proper incentive for our executive officers to work towards the goal of creating shareholder value. In addition, the delayed vesting of our equity compensation provides a significant incentive for the executive officers to remain with our company through the vesting period, particularly if our stock price has increased since the incentive was granted or is perceived to be likely to increase in the future.

In order to determine the amount and type of the equity awards, the Committee considers peer group data provided by Compensia and management, but does not apply any specific targets or range based on this data. The Committee also considers the equity budget discussed above under "Elements of Compensation—Relative Weighting of Compensation Elements," above. In addition, the Committee considers a number of other factors, including the awards previously granted to the recipient, accumulated vested and unvested awards of the recipient, the current value and potential value over time of such awards, the vesting schedule of the recipient's outstanding awards, comparison of individual awards between executive officers and in relation to other compensation elements, shareholder dilution, whether the executive is nearing retirement and total accounting expense.

Types of Equity Compensation. Our equity awards take the form of RSUs, restricted stock and stock options. In late 2005 and early 2006, we shifted toward granting RSUs to our executive officers and employees instead of stock options. We also made one grant of restricted stock in 2005, which was prior to the adoption of certain changes to plan that were required to grant RSUs. Like options, RSUs reward increases in the market price of our common stock, but RSUs have several advantages as compared to options. First, RSUs provide retention value even if our stock price does not increase or declines, and also subjects executive officers to the same downside risk experienced by shareholders. Second, because of the perceived value of RSUs and restricted stock awards, we believe that we have been able to offer smaller awards than we previously offered in the form of stock options. This has reduced the accounting expense and dilutive impact associated with our equity incentive programs. Finally, we believe that RSUs and restricted stock will be used increasingly by other companies and we will need to offer such incentives to remain competitive in attracting and retaining executive talent.

Prior to 2006, our primary form of long-term incentive compensation had been stock options, which offer the possibility of very large gains if our stock appreciates significantly, but no value and little incentive if our stock price drops. While we have shifted away from stock options to RSUs, we may continue to make stock option grants on occasion to motivate senior executive officers. Options granted under our stock option plan have exercise prices not less than 100% of the fair market value of our common stock on the date of the option grant. In 2006, we made option grants to Dr. Kania when we hired him and those grants are set out in the tables showing equity grants below. We did not make any option grants to any other executive officers in 2007.

Vesting. All of our equity-based awards are subject to vesting. All of the RSU grants to executive officers in 2007 vest in four equal annual installments beginning on the first anniversary of the grant date. For named executive officers other than Mr. Doherty, and except for the grant made to Mr. Loh in connection with his hiring, half of the RSU grants to executive officers were for a fixed amount. The other half of the RSU grants were performance-based, with the exact number of RSUs granted having been determined by our performance against a financial target, which, for 2007, was measured using the same pre-tax return-on-sales metric discussed under "Variable Compensation and Commissions," above. The number of RSUs was subject to increase or decrease based on our performance against this target. RSUs granted to non-executive employees are all subject to time-based vesting only. The Committee considers it appropriate to make only executive officers' RSUs performance based due to the executive officers' greater control over the performance of the company and for administrative reasons. Mr. Doherty ceased to be an executive officer in February 2007, and as a result, his RSU grant for 2007 was completely time-based.

Each of the executive officers, except for Mr. Loh, received 138.1% of the targeted performance-based RSUs, based on our achievement of 138.1% of plan for fiscal 2007, as determined in February 2008. RSU grant amounts vary among the executive officers due to differing award targets for these officers based on seniority, position and a number of other factors. For the performance-based RSUs, the first 25% vested on March 5, 2008, the first practicable vesting date after earnings for 2007 were finalized, and an additional 25% will vest on each of the next three anniversaries of that date. RSU awards accelerate upon the death of the employee and RSU vesting is suspended on the 91st day of any leave of absence for the duration (including leave of absence for disability) other than a military leave of absence.

Outside of the usual executive grants described in this section, in connection with his initial employment, we granted Mr. Loh 60,000 RSUs that vest in four equal annual installments beginning on the first anniversary of Mr. Loh's first day of full-time employment. Mr. Loh was not granted any performance-based RSUs in 2007 because we do not typically subject executive officers' RSU grants to performance-based criteria in the first calendar year of employment.

In February 2008, the Committee decided to defer determinations of equity grants for 2008 until later in the year, as further described in the next section.

Equity Granting Practices. It has been our practice to grant equity incentives to executive officers on an annual basis following the release of our annual financial results and completion of our annual performance review process. In 2007, these equity grants had the same effective date as those granted to other employees. In 2008, no equity grants were made in connection with the annual performance review process and the Committee currently intends to review whether to make new equity grants later in the year. We also grant equity on dates outside of the quarter in which we make the annual grants to newly hired executive officers and from time to time in connection with promotions or other changes in our organization.

Under our current policies, equity grants are typically approved under one of these scenarios:

  1.
  Grants approved by the Board or Committee at a meeting, with a grant date on the meeting date or, if later, on the start date for new employees.

  2.
  On certain occasions, grants approved by the Committee by unanimous written consent with a grant date as of the date the last Committee member consent is given or, if later, on the start date for new employees.

  3.
  Grants approved by the chief executive officer (pursuant to authority delegated by the Committee with respect to a specified pool of shares) to new employees, other than executive officers or directors, with a grant date on the first business day of the month following the month in which they were hired.

We have no program or practice to time option grants in connection with the release of material non-public information.

Benefits and Perquisites

We provide benefits and perquisites consistent with other similar companies in our peer group. In 2007, executive officers were offered benefits that were substantially the same as those offered to all employees. These benefits included a 401(k) plan (for U.S.-domiciled named executive officers), employee share purchase plan and medical, dental and vision insurance. Although the Committee seeks the advice of management on general market competitiveness for these benefits, it does not use formal benchmarking information.

The column titled "All Other Compensation" in the Summary Compensation Table following this CD&A provides details of perquisites received by our executive officers. The principal benefits and perquisites included the following:

  •
  We paid certain housing expenses for Mr. Doherty, our former Senior Vice President of Worldwide Sales, to allow him to maintain a residence near our corporate headquarters through February 2008. Mr. Doherty's permanent home is near our Boston facility that was closed in 2005. We provided this perquisite to facilitate Mr. Doherty's presence at our headquarters. We recognize that given Mr. Doherty's personal circumstances and long tenure in the Boston area, a permanent relocation to our headquarters would have been impracticable. In light of Mr. Doherty's transition to a part-time position, we have recently terminated this arrangement.

  •
  We provide Mr. Loh, our Executive Vice President, Global Sales and Service, with a living allowance of $110,000 per year covering certain housing and travel expenses. This amount was agreed to as part of Mr. Loh's compensation package when he joined our company, and is substantially the same as that which he received from his former employer. See "Compensation Process—Compensation for Newly-Hired Executives," above.

  •
  We reimburse Dr. Fastenau, our Executive Vice President of Marketing and Technology, for car lease costs and a pay him a representation fee for general business expenses. We believe that both of these payments are usual perquisites for senior executive officers in the Netherlands.

  •
  We pay premiums for enhanced life and accidental death and dismemberment ("AD&D") insurance for U.S.-domiciled named executive officers that provide benefits that are different than those provided to all employees. Our contracts with our insurance providers extend this additional coverage for employees with certain titles (vice president and above) at no additional cost to us. We believe that this additional benefit is appropriate given the relatively higher level of lost earnings if such employees or their beneficiaries were to become entitled to such benefits. The amount shown in the Summary Compensation Table for these benefits includes the premiums paid by the company for those who participate in this benefit.

In general, we make available to all U.S.-domiciled named executive officers:

  •
  An enhanced long-term disability benefit that measures the benefit based off W-2 earnings rather than base salary (as is done for most other employees) and increases the disability benefit to 70% of earnings as compared to 60% for other employees. All employees are limited to a benefit of $10,000 per month regardless of the way the benefit is calculated. We believe that this additional benefit is appropriate given the fact that compensation other than base salary constitutes a relatively greater portion of our executive officers' total compensation. Our contracts with our insurance providers extend this additional coverage for employees with certain titles (vice president and above) at no additional cost to us.

  •
  A nonqualified deferred compensation plan that permits U.S.-domiciled executive officers and other senior executives to defer up to 40% of base salary and up to 50% of amounts paid under the MVP, and to contribute these amounts into one or more plan-selected investment funds. Contributions, and any earnings on such contributions, are not taxable until distributed to the contributor. The plan allows participants to receive distributions after the age of 55 in installments over three, five or ten years, or to take a lump sum payment. Although the plan permits it, no contributions have ever been made by us, and we have no plans to make contributions in the future. We incur the cost of administering the plan, which equaled approximately $15,000 in 2007. The Nonqualified Deferred Compensation table following this CD&A shows contributions by executive officers to our nonqualified deferred compensation plan.

Severance and Change of Control Agreements

Severance Agreements

We have entered into agreements that contain severance arrangements with certain of our executive officers, namely Dr. Kania, our President and Chief Executive Officer, Mr. Link, our Executive Vice President and Chief Financial Officer, and Mr. Loh, our Executive Vice President, Worldwide Sales and Service. Pursuant to an Executive Severance Agreement dated as of August 2006, between our company and Dr. Kania that was entered into in connection with Dr. Kania's joining of our company, if Dr. Kania's employment is terminated due to his death, disability or for reasons other than for "cause" (as defined below), Dr. Kania is entitled to receive 18 months' base salary and 150% of his target incentive compensation for the year in which he is terminated. Mr. Link is entitled to receive one year of base salary if he is terminated without "cause" (as defined below). Mr. Loh will receive one year of base salary and one year of his then-current living allowance if he is terminated without "cause" (as defined below) within four years of commencing employment. Each of Dr. Kania and Messrs. Link and Loh may also receive certain other benefits if their employment is terminated in connection with a change of control, as discussed under "Change of Control Agreements," below.

Where we agree to severance arrangements, it is generally in order to provide protection to certain newly hired executive officers, particularly when an executive is being recruited from outside the company or is required to relocate as part of accepting his or her new position with our company. The Committee generally evaluates inclusion of post-termination compensation arrangements for executive officers as part of initial employment offers based on a number of factors, including market standards and the executive's compensation arrangements with his or her prior employer.

Because these arrangements are generally the product of individual considerations and negotiations, the terms of these severance arrangements typically vary among executive officers.

Change of Control Agreements

We also have change of control arrangements with Dr. Kania and Messrs. Link and Loh. Change of control arrangements are used to provide executive officers with a measure of job security and to align incentives with those of our shareholders in the context of a potential change of control transaction, where the executive may lose his employment as a result. The terms of these agreements were reviewed against general industry standards, but were not subject to any formal benchmarking comparison. Messrs. Gregg and Doherty previously had change of control agreements; however, each gave up the benefits of these agreements in connection with changes to their employment arrangements in 2008.

The change of control agreements of all the executive officers have "double trigger" provisions that provide severance pay in the event an executive's employment is terminated within eighteen months following a change of control (a) by us other than for "cause" (as defined below); (b) by the executive for "good reason" (defined generally as reassignment, certain reductions in base salary or total compensation, and required relocation of greater than 50 miles); or (c) due to the executive's death or disability. No such amounts are payable if the executive officer's termination is due to normal retirement or voluntary action by the officer (except for good reason following a change of control), or termination for cause by us. We believe that a "double trigger" such as this is the appropriate standard to provide our executive officers with job security or suitable alternative benefits in the context of a change of control transaction.

Messrs. Link and Loh and Dr. Kania are entitled to the following benefits upon termination for any of the reasons described in the previous paragraph:

  •
  Mr. Link is entitled to a severance payment equal to two times his annual salary plus an amount equal to 100% of his target annual incentive for the year the termination occurs, certain insurance benefits and accelerated vesting of his stock options. "Cause" for the purposes of his agreement includes willful and continued failure to perform and willfully engaging in illegal conduct.

  •
  Mr. Loh is entitled to a severance payment equal to one times his annual salary plus an amount equal to 100% of his target annual incentive for the year the termination occurs and one year of continued vesting on any equity grants. Mr. Loh's final change of control terms have not yet been finally documented, though it is expected that the definition of "cause" in his agreement will mirror that of the agreement for Mr. Link, as it may be amended as a result of changes to Section 409A.

  •
  Dr. Kania is entitled to a severance payment equal to two times his annual salary plus an amount equal to 200% of his target annual incentive for the year the termination occurs, certain insurance benefits and accelerated vesting of his stock options. "Cause" for the purposes of his agreement includes willful and substantial misconduct, willful failure to perform, material breach of the agreement, a material fraudulent act or conviction of a felony.

In light of recent changes to Section 409A, the company is reviewing the definitions of "cause" under its change of control agreements and may seek to amend the agreements prior to January 1, 2009 to address this matter.

Severance payments in any case are contingent upon execution of a release of claims by the executive.

In 2007, the Committee discussed changes to the standard change of control agreements, after reviewing the Company's overall approach to change of control agreements, practices at other companies, competitive considerations, the potential costs of change of control agreements and related considerations. The Committee determined, as a guideline, that future change of control agreements may be structured differently from the current general approach to:

  •
  provide different triggering mechanisms;
  •
  provide lower severance compensation;
  •
  provide for more limited equity acceleration than is currently provided;
  •
  limit agreements to those who continue to be executive officers of the company; and
  •
  be subject to a four-year term after which the agreement would lapse unless reapproved.

The Committee noted that these were only guidelines and that the actual terms of any future change of control agreements would be based on all relevant circumstances at the time that such agreements are considered.

Severance and Change of Control Tables

A tabular presentation of amounts potentially payable to the named executive officers in certain termination or change of control events is set out in a table following the "Nonqualified Deferred Compensation" table.

Accounting and Tax Considerations

Accounting for Equity Compensation

The company has expensed stock option grants under FASB Statement No. 123(R), Share-Based Payment ("FAS No. 123(R)"), beginning in 2006. FAS No. 123(R) requires companies to include the fair value of equity compensation as a compensation expense in their income statements. In 2006, we revised our 1995 Stock Incentive Plan, in part to give the company the flexibility to grant such other forms of equity-based compensation to enable us to control compensation expense, as necessary.

Tax Matters

We did not record any tax benefit in 2007 in the United States for executive compensation because our U.S. entity had a net tax loss. The only benefit we received for any executive compensation in 2007 was for amounts paid to executive officers domiciled in foreign countries where the compensation was deductible.

Section 162(m) limits the amount that we may deduct for compensation paid to the chief executive officer and to each of our three most highly compensated officers to $1.0 million per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of "performance-based" compensation. In years prior to 2007, we have not had deductions disallowed under the provisions of Section 162(m) and it is the Committee's policy to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable. The Committee considers this policy in the context of its other compensation objectives, and retains the flexibility to grant compensation that may not be deductible under Section 162(m). In fact, the compensation arrangement with Dr. Kania, our President and Chief Executive Officer, contains several features that may cause his total annual compensation to exceed $1.0 million, including Dr. Kania's fixed equity grants that were made outside our shareholder-approved plans. During 2007, we were unable to deduct, under Section 162(m), approximately $1.8 million earned by Dr. Kania because a portion of his taxable compensation included 50,000 RSUs granted outside the plan which vested during the year, as well as a guaranteed bonus as an inducement to acceptance of his current role. It is unlikely, however, based on the current stock price, that any significant portion of Dr. Kania's compensation for 2008 will be non-deductible. It is likely that some portion of Dr. Kania's compensation could be a disallowed deduction in future years but that amount cannot be determined as it is a function of stock price appreciation and other factors. We do not believe any other compensation to any other executive officers would be disallowable under Section 162(m) in 2008.

Trading Plans

Certain of our executive officers have established pre-arranged personal stock trading plans with a brokerage firm in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and our insider trading policies. Dr. Kania adopted a plan effective March 9, 2007. Mr. Link adopted a plan on September 8, 2006 and amended it on February 26, 2007. On February 8, 2008, he adopted a new plan to replace his earlier plan. One of our directors, Dr. Lattin, also established a trading plan on June 8, 2007. The purpose of these plans is to allow our directors and executive officers to diversify their investment portfolio by selling all or a portion of their company stock while providing a defense against claims that such sales were conducted on the basis of nonpublic information.

Under company guidelines, trading plans:

  •
  can be adopted only during an open trading window;

  •
  must have a fixed duration of not less than twelve (12) months;

  •
  may not allow the first trade to take place any earlier than the first day the company's trading window opens after the announcement of the current quarter's results;

  •
  may be modified no more than twice during any twelve month period and any such modification cannot take effect for 90 days;

  •
  when terminated and replaced with a new trading plan, the new trading plan cannot take effect until at least 90 days after the termination of the old trading plan; and

  •
  must specify objective criteria regarding (i) a fixed number of shares to be traded or a formula for the amount of stock to be traded, (ii) the dates or a range of dates on which the stock is to be traded, and (iii) the prices at which the stock is to be traded.

Additionally, the company guidelines specify that no trading in FEI's securities may occur outside the trading plan.

COMPENSATION COMMITTEE REPORT

This section shall not be deemed to be "soliciting material," or to be "filed" with the Securities and Exchange Commission, is not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of FEI under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee Members
Gerhard H. Parker (Chair)
Lawrence A. Bock
Wilfred J. Corrigan
Donald R. VanLuvanee

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compen- sation ($)		All Other Compen- sation ($)		Total ($)

Don R. Kania President and Chief Executive Officer	2007 2006	570,625 209,452		— 750,000	(3)	1,227,514 542,337	874,074 306,523	797,528 —		2,936 244,227	(2)	3,472,677 2,052,539

Raymond A. Link Executive Vice President and Chief Financial Officer	2007 2006	305,000 280,000		— 125,000	(5)	230,077 107,898	— —	269,709 266,955		1,100 1,100	(4)	805,886 780,953

Robert H. J. Fastenau Executive Vice President, Marketing and Technology	2007 2006	335,088 304,170	(6) (8)	— 25,000		148,125 32,578	14,934 103,056	277,654 241,187		18,593 18,103	(7) (9)	794,394 724,093	(10)

Benjamin Loh Executive Vice President, Worldwide Sales and Service	2007 2006	116,250 —		100,000 —	(11)	153,260 —	— —	97,553 —		156,967 —	(12)	624,030 —

Robert S. Gregg(13) Former Executive Vice President of Global Strategic Relations	2007 2006	315,000 315,000		— —		86,435 32,578	— —	179,444 248,544		2,656 2,656	(14)	583,535 598,778

John A. Doherty(15) Former Senior Vice President, Worldwide Sales	2007 2006	250,000 250,000		— 20,000	(18)	50,728 20,631	19,243 77,270	255,691 326,972	(16) (19)	49,815 48,893	(17)	625,477 743,766

(1)
Amounts represent the aggregate expense recognized for financial statement reporting purposes in 2006 and 2007, calculated utilizing the provisions of SFAS No. 123(R) for awards of RSUs and stock options to FEI's named executive officers. See the "Stock-Based Compensation" section of Management's Discussion and Analysis of Financial Condition and Results of Operations contained in FEI's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for a discussion regarding assumptions underlying valuation of equity awards.
(2)
Includes FEI-paid long-term disability and accidental death and disability ("AD&D") premiums (for coverage above the ordinary employee coverage level) totaling $2,461 and life insurance premiums (for coverage above the ordinary employee coverage level) totaling $475.
(3)
In 2006, Dr. Kania received a bonus consisting of a guaranteed bonus of 100% of his year-end base salary, $550,000, and a discretionary payment of $200,000.
(4)
Includes FEI-paid long term disability and AD&D premiums (for coverage above the ordinary employee coverage level) totaling $625 and life insurance premiums (for coverage above the ordinary employee coverage level) totaling $475.
(5)
In 2006, Mr. Link was paid a $100,000 discretionary payment as compensation for the additional duties assumed as interim Chief Executive Officer between April and August 2006 and a $25,000 discretionary payment for 2006 performance.
(6)
Dr. Fastenau's salary is paid to him in euros. The figure reported in the table converts his salary to U.S. dollars using a 2007 average conversion rate of 0.731151 euros per U.S. dollar.
(7)
Includes €12,490 in car lease payments and €1,104 for a representation allowance for unreimbursed business expenses. Payments made were converted to U.S. dollars using a 2007 average conversion rate of 0.731151 euros per U.S. dollar.
(8)
Dr. Fastenau's salary is paid to him in euros. Figures reported in last year's proxy were calculated using a December 31, 2006 conversation rate of 0.75910 euros per U.S. dollar. For consistency with 2007 figures, the amount reported converts his salary to U.S. dollars using a 2006 average conversion rate of 0.750948 euros per U.S. dollar.
(9)
For consistency with 2007 figures, the 2006 amount has been converted to U.S. dollars using a 2006 average conversion rate of 0.750948 euros per U.S. dollar.
(10)
Revised total reflects adjustments noted in footnotes 8 and 9.
(11)
Mr. Loh received a hiring bonus of $100,000.
(12)
Includes the following: $115,597 to compensate Mr. Loh for any bonus he may have received for 2007 performance had he stayed with his previous employer, $29,241 for housing expenses and $12,209 as a transportation allowance.
(13)
Mr. Gregg resigned as Executive Vice President of Global Strategic Relations effective January 16, 2008. He will continue at FEI in a part-time, non-executive officer position until July 31, 2008.
(14)
Includes FEI-paid long term disability and AD&D premiums (for coverage above the ordinary employee coverage level) totaling $2,181 and life insurance premiums (for coverage above the ordinary employee coverage level) totaling $475.
(15)
Mr. Doherty ceased to be an executive officer of FEI as of February 2007, but continued to serve as our Senior Vice President, Worldwide Sales until April 1, 2008. As of that date, he is continuing at FEI in a part-time, non-executive officer position.
(16)
Includes sales commissions and incentives totaling $83,066.
(17)
Includes FEI-paid rent expense totaling $21,980; utilities (water, sewage, cable, electricity and phone) totaling $2,476; car lease payments totaling $6,113; tax gross-up on housing expenses of $16,888; FEI-paid long term disability; and AD&D premiums (for coverage above the ordinary employee coverage level) totaling $1,883 and life insurance premiums (for coverage above the ordinary employee coverage level) totaling $475.
(18)
Mr. Doherty received a discretionary payment of $20,000 for exceeding bookings targets in 2006.
(19)
Includes sales commissions and incentives totaling $127,722.

GRANTS OF PLAN-BASED AWARDS
For Fiscal Year Ended 2007

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)
All Other Stock Awards: Number of Shares of Stock or Units (#)(5)

Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Approval Date	Thresh- old ($)(3)	Target ($)(4)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maximum (#)

Don R. Kania	2/21/07 2/21/07 N/A	— — —	— — —	— — 577,500	— — (7)	0 — —	15,000 — —	30,000 — —	— 15,000 —	767,138 520,800 —
Raymond A. Link	2/21/07 2/21/07 N/A	— —	— — —	— — 186,000	— — (7)	0 — —	6,500 — —	13,000 — —	— 6,500 —	332,409 225,680 —
Robert H. J. Fastenau	2/21/07 2/21/07 N/A	— — —	— — —	— — 201,053(8)	— — (7)	0 — —	6,500 — —	13,000 — —	— 6,500 —	332,409 225,680 —
Benjamin Loh	8/16/07 N/A	8/14/07(9) —	— —	— 70,639	— (7)	— —	— —	— —	60,000 —	1,634,400 —
Robert S. Gregg	2/21/07 2/21/07 N/A	— — —	— — —	— — 173,250	— — (7)	0 — —	3,000 — —	6,000 — —	— 3,000 —	153,428 104,160 —
John A. Doherty	2/21/07 N/A	— —	— —	— 125,000	— (7)	— —	— —	— —	4,000 —	138,880 —

(1)
The actual amount paid is set forth in the Summary Compensation Table under the "Non-Equity Incentive Plan Compensation" column. See "Variable Compensation and Commissions" above for information on the MVP.
(2)
Performance-based RSUs actually awarded to named executive officers for 2007 performance are as follows:

Name	Number of RSUs
Don R. Kania	20,715
Raymond A. Link	8,976
Robert H. J. Fastenau	8,976
Benjamin Loh	—
Robert S. Gregg	4,143
John A. Doherty	—

  The number of RSUs granted was determined based on performance of the company against MVP target. The RSUs vest 25% a year for four years, with the first vesting date March 5, 2008 (the first practicable vesting date after the date FEI finalized its earnings for 2007, which was February 29, 2008). On each vesting date the grantee will receive 25% of shares minus shares withheld to cover applicable taxes.

(3)
At 70% or less performance against plan, no incentive compensation would have been paid under the MVP. For performance above 70% of plan, the amount of incentive compensation paid increased as company performance increased, calculated on a straight line basis. At 85% performance, the incentive compensation paid out would have been 50% of the target amount. At 115% performance, payment would have been at 150% of the target amount.
(4)
Reflects amounts that would have been earned under the MVP at 100% performance.
(5)
All awards listed were granted under FEI's 1995 Stock Incentive Plan. These RSUs will vest in four equal annual installments beginning one year from the grant date. On each vesting date the grantee will receive 25% of shares minus applicable taxes.
(6)
The amounts reflect the full grant date value of RSUs actually awarded in 2007.
(7)
For 2007, the maximum amount of money available for funding non-equity variable compensation under both the MVP and the Company's profit share plan (for those not participating in the MVP or other variable compensation plan) was 15% of FEI's pre-tax profits. This cannot be allocated to a specific maximum for each participant.
(8)
Dr. Fastenau's non-equity incentive plan compensation is paid to him in euros. The amount listed converts possible payouts to U.S. dollars using a 2007 average conversion rate of 0.731151 euros per U.S. dollar.
(9)
On August 14, 2007, the Board granted Mr. Loh RSUs effective on the date of commencement of Mr. Loh's employment with FEI, which was August 16, 2007. These options will vest in four equal annual installments beginning one year from August 16, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR END
For Fiscal Year Ended 2007

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Don R. Kania	75,000 — — —	225,000(2) — — —	19.38 — — —	8/14/13 — — —	— 75,000(3) 15,000(4) 20,715(5)	— 1,862,251 372,450 514,353
Raymond A. Link	60,000(6) — — — — —	— — — — — —	22.73 — — — — —	6/30/12 — — — — —	— 5,000(7) 2,625(8) 4,184(9) 6,500(4) 8,976(5)	— 124,150 65,179 103,889 161,395 222,874
Robert H. J. Fastenau	12,000 20,000(6) 30,000(6) 15,000(6) — — — —	— — — — — — — —	23.88 33.00 23.82 20.83 — — — —	1/26/11 1/23/12 4/14/11 4/19/12 — — — —	— — — — 1,500(8) 2,391(9) 6,500(4) 8,976(5)	— — — — 37,245 59,369 161,395 222,874
Benjamin Loh	—	—	—	—	60,000(10)	1,489,800
Robert S. Gregg	170,000(6) 30,000(6) — — — —	— — — — — —	22.77 20.83 — — — —	1/2/14 4/19/12 — — — —	— — 1,500(8) 2,391(9) 3,000(4) 4,143(5)	— — 37,245 59,369 74,490 102,871
John A. Doherty	20,000(6) 20,000 20,000(6) 15,000(6) — — —	— — — — — — —	33.00 16.57 23.82 20.83 — — —	1/23/12 4/17/13 4/14/11 4/19/12 — — —	— — — — 938(8) 1,495(9) 4,000(4)	— — — — 23,291 37,121 99,320

(1)
Based on closing price of $24.83 on December 31, 2007.
(2)
These options vest in four equal annual installments beginning August 14, 2007.
(3)
These RSUs vest in four equal annual installments beginning August 14, 2007. On each vesting date the grantee will receive 25% of shares minus applicable taxes.
(4)
These RSUs will vest in four equal annual installments beginning February 21, 2008. On each vesting date the grantee will receive 25% of shares minus applicable taxes.
(5)
The number of RSUs granted was determined based on performance of the company against the MVP target. The RSUs vest 25% a year for four years, with the first vesting date March 5, 2008 (the first practicable vesting date after the date FEI finalized its earnings for 2007, which was February 29, 2008). On each vesting date the grantee will receive 25% of shares minus applicable taxes.
(6)
The vesting date of the unvested portion of this option grant was accelerated to October 19, 2005 as disclosed by FEI in a Current Report on Form 8-K filed with the SEC on October 24, 2005. Each of FEI's executive officers whose options were accelerated agreed that the shares underlying those options may not be sold until the date those shares would otherwise have vested under the terms of the original option agreements.

(7)
The restricted stock vests in four equal annual installments of 2,500 shares. The remaining restricted stock will vest on July 1, 2008 and July 1, 2009.
(8)
These RSUs vest in four equal annual installments beginning May 10, 2007. On each vesting date the grantee will receive 25% of shares minus applicable taxes.
(9)
These RSUs vest in four equal annual installments beginning on February 6, 2007. On each vesting date the grantee will receive 25% of shares minus applicable taxes.
(10)
These RSUs vest in four equal annual installments beginning August 16, 2008. On each vesting date the grantee will receive 25% of shares minus applicable taxes, if any.

OPTION EXERCISES AND STOCK VESTED
For Fiscal Year Ended 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
Don A. Kania	—	—	75,000	2,032,500
Raymond A. Link	40,000	471,200	4,769	148,351
Robert H. J. Fastenau	53,000	1,205,277	1,297	38,097
Benjamin Loh	—	—	—	—
Robert S. Gregg	30,000	369,311	1,297	38,097
John A. Doherty	85,000	1,752,290	810	23,790

(1)
The number of shares of stock actually received in 2007 by the named executive officers after shares were withheld to cover applicable taxes on vesting of RSUs were as set forth in the following table. No shares were withheld to satisfy tax obligations upon the vesting of 2,500 shares of restricted stock for Mr. Link. He paid cash to satisfy the withholding obligation.

Name	Number of Shares	Vesting-Date Value of Shares Actually Received
Don R. Kania	41,835	$1,133,729
Raymond A. Link	1,958	$55,502
Robert H. J. Fastenau	1,037	$28,776
Benjamin Loh	—	—
Robert S. Gregg	1,119	$31,716
John A. Doherty	1,498	$43,163

NONQUALIFIED DEFERRED COMPENSATION
For Fiscal Year Ended 2007

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Don A. Kania	489,019	—	43,692	—	562,519
Raymond A. Link	—	—	—	—	—
Robert H. J. Fastenau	—	—	—	—	—
Benjamin Loh	—	—	—	—	—
Robert S. Gregg	—	—	—	—	—
John A. Doherty	37,500	—	12,488	—	132,289

(1)
These amounts are included in the "Salary" column of the Summary Compensation Table as 2007 earnings.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT

		Not in Connection with a Change of Control			In Connection with a Change of Control
Name	Benefit	Due to Term- ination Without Cause ($)	Due to Disability ($)	Due to Death ($)	Termination Without Cause, for Good Reason or Due to Disability or Death ($)
Don R. Kania	Severance pay(1) Variable compensation payment(2) Stock option/RSU vesting acceleration(3) Health care benefits continuation(4) Life insurance continuation(5) Total value:	866,250 866,250 — — — 1,732,500	866,250 866,250 — — — 1,732,500	866,250 866,250 3,833,400 — — 5,565,900	1,155,000 1,155,000 3,833,400 52,154 10,454 6,206,008

Raymond A. Link	Severance pay(6) Variable compensation payment(7) Stock option/RSU vesting acceleration(3) Health care benefits continuation(8) Life insurance continuation(9) Total value:	310,000 — — — — 310,000	— — — — — —	— — 616,007 — — 616,007	620,000 186,000 616,007 34,683 5,000 1,461,690

Robert H. J. Fastenau	Stock option/RSU vesting acceleration(3) Total value:	— —	— —	419,404 419,404	— —	(10)

Benjamin Loh	Severance pay(6) Variable compensation payment(7) RSU vesting acceleration(3) RSU vesting continuation(11) Living allowance Total value:	310,000 — — — 110,000 420,000	— — — — — —	— — 1,489,800 372,450 — 1,862,250	310,000 186,000 — 372,450 — 868,450

Robert S. Gregg	Stock option/RSU vesting acceleration(3) Total value:	— —	— —	245,594 245,594	— —	(12)

John A. Doherty	Stock option/RSU vesting acceleration(3) Total value:	— —	— —	159,731 159,713	— —	(13)

This table assumes that the termination of employment occurred on December 31, 2007.

(1)
Assumes base salary of $577,500 (salary in effect at December 31, 2007).
(2)
Based on 150% of target variable compensation; assumes target variable compensation is 100% of base salary.
(3)
Potential value if vesting of all unvested options, RSUs and restricted stock is accelerated. Based on performance-based RSUs granted at 100% of target. Assumes stock price of $24.83 (based on closing price at December 31, 2007).
(4)
A lump sum payment equivalent to two times the reasonably estimated cost the executive would incur to extent coverage under any FEI group health plan for 18 months under the COBRA continuation laws.
(5)
Coverage will be maintained by FEI at its sole cost and expense for two years following termination, however, at executive's election or in the event that continuation under the policy is barred, FEI will make a lump sum payment equal to the total premiums that would have been paid by FEI for such two-year period.
(6)
Assumes base salary of $310,000 (salary in effect at December 31, 2007).
(7)
Based on 100% of target variable compensation; assumes target variable compensation is 60% of base salary.
(8)
A lump sum payment equivalent to 1.33 times the reasonably estimated cost the executive would incur to extent coverage under any FEI group health plan for 18 months under the COBRA continuation laws.
(9)
Coverage will be maintained by FEI at its sole cost and expense for two years following termination, however, at executive's election or in the event that continuation under the policy is barred, FEI will make a lump sum payment equal to the total premiums that would have been paid by FEI for such two-year period (not to exceed $5,000).

(10)
Dr. Fastenau is not party to a change of control agreement, however, he may be entitled to certain rights under the Netherlands' wage and hour laws. The final determination of amount of payment would be based on years of service, age and the grounds for termination, and subject to judicial review in the Netherlands. Based on estimates as of December 31, 2007, the potential severance payment would range between €0 and €1,470,000.
(11)
Potential net value if vesting of all unvested RSUs is continued for one year from termination. Assumes performance-based RSUs are at 100% of target. Assumes stock price of $24.83 (based on closing price at December 31, 2007).
(12)
As of January 2008, Mr. Gregg is no longer party to a change of control agreement.
(13)
As of April 2008, Mr. Doherty is no longer party to a change of control agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains certain information regarding the beneficial ownership as of March 17, 2008 of our common stock by (i) each person who owns beneficially more than 5% of the outstanding shares of our common stock, (ii) each director and nominee for director of FEI, (iii) each named executive officer of FEI, and (iv) all current executive officers and directors as a group. This information is based on information received from or on behalf of the named individuals for our executive officers and directors. Information regarding our non-management 5% holders is derived from the most recently available 13G filings. Unless otherwise indicated, the address of each shareholder listed in the following table is c/o FEI Company, 5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124-5793.

	Common Stock(1)
Shareholder	Number of Shares(2)	Percent of Shares Outstanding
T. Rowe Price Associates, Inc.(3)	4,354,400	11.94
Principled Capital Management, L.L.C.(4)	2,618,978	7.18
FMR LLC(5)	2,188,769	6.00
AXA(6)	1,975,814	5.42
OppenheimerFunds, Inc.(7)	1,946,810	5.34
Noonday Asset Management, L.P.(8)	1,825,150	5.01
Robert S. Gregg	206,946	*
Don R. Kania	118,493	*
John A. Doherty	108,707	*
Robert H. J. Fastenau	80,516	*
Raymond A. Link	74,535	*
Donald R. VanLuvanee	43,041	*
William W. Lattin	41,041	*
Gerhard H. Parker(9)	37,041	*
Michael J. Attardo	28,041	*
Wilfred J. Corrigan	28,041	*
Lawrence A. Bock	23,541	*
Jan C. Lobbezoo(10)	23,541	*
Thomas F. Kelly	21,041	*
James T. Richardson	21,041	*
Benjamin Loh	—	—
All current executive officers and directors as a group (14 persons)(9)	620,823	1.70

*
Less than 1%

(1)
Applicable percentage of ownership is based on 36,463,027 shares of common stock outstanding as of March 17, 2008. Beneficial ownership is determined in accordance with the rules of the SEC, and is based on voting and investment power with respect to shares. Shares of common stock subject to options that are exercisable currently or within 60 days after March 17, 2008, and RSUs that will vest within 60 days after March 17, 2008 are deemed outstanding for purposes of computing the percentage ownership of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person. To our knowledge, unless otherwise indicated or as may be provided by applicable community property laws, each of the persons named above has sole voting and dispositive power with respect to all shares shown as being beneficially owned by them.

(2)
Includes shares of common stock subject to options exercisable within 60 days after March 17, 2008 as follows. The number of vested RSUs reflects the net amount of shares that the person is entitled to receive upon vesting net of shares withheld for taxes. At the time of the grant of the options, Mr. Lobbezoo was employed by Philips and required to transfer such future benefit to Philips.

Name	Number of Options	Number of Vested RSUs
Robert S. Gregg	200,000	322
Don R. Kania	75,000	—
John A. Doherty	75,000	202
Robert H. J. Fastenau	77,000	240
Raymond A. Link	60,000	564
Donald R. VanLuvanee	41,791	625
William W. Lattin	34,791	625
Gerhard H. Parker(9)	25,791	625
Michael J. Attardo	26,791	625
Wilfred J. Corrigan	22,791	625
Lawrence A. Bock	22,291	625
Jan C. Lobbezoo(10)	22,291	625
Thomas F. Kelly	19,791	625
James T. Richardson	19,791	625
Benjamin Loh	—	—
All current executive officers and directors as a group	523,619	6,671
(3)
These securities are owned by various individual and institutional investors including T. Rowe Price New Horizons Fund, Inc. (which owns 1,850,000 shares, representing 5.07% of the shares outstanding), which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.
(4)
As reported by Gerald Catenacci, Highway Partners, L.P. ("Highway"), Thruway Partners, L.P. ("Thruway"), Roadway Partners, L.P. ("Roadway"), Expressway Partners Master Fund, Ltd. ("Expressway"), Freeway Partners Master Fund, Ltd. ("Freeway"), Motorway Partners Master Fund, Ltd. ("Motorway"), Principled Capital Management, L.L.C. ("PCM"), Principled Asset Administration, L.L.C ("PAA") on a Schedule 13G filed February 14, 2008. The address of the registered business office of each of these persons is 666 Fifth Avenue, 37th Floor, New York, New York 10103, except that the registered business office of Expressway, Freeway and Motorway is 87 Mary Street, George Town, Grand Cayman, KY1-9002, Cayman Islands. PCM, as the general partner of Highway, Thruway and Roadway, may be deemed to be the beneficial owner of the Common Stock directly owned by Highway, Thruway and Roadway. PCM disclaims beneficial ownership of the Common Stock reported herein. PAA, as the investment adviser of Highway, Thruway, Roadway, Expressway, Freeway and Motorway, may be deemed to be the beneficial owner of the Common Stock directly owned by Highway, Thruway, Roadway, Expressway, Freeway and Motorway. PAA disclaims beneficial ownership of the Common Stock reported herein. Mr. Catenacci, as the managing member of PCM and PAA with investment power and voting power, may be deemed to be the beneficial owner of the Common Stock directly owned by Highway, Thruway, Roadway, Expressway, Freeway and Motorway. Mr. Catenacci disclaims beneficial ownership of the Common Stock reported herein.
(5)
FMR LLC is a parent holding company and has sole voting power with respect to 210 of the 2,188,769 shares held, but has sole dispositive power with respect to all 2,188,769 shares. Fidelity Management & Research Company, in its capacity as an investment adviser, is deemed the beneficial owner of 2,188,559 shares. Fidelity Growth Company Fund is deemed to be the beneficial owner of the 1,863,100 shares. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR LLC, representing approximately 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Pyramis Global Advisors Trust Company ("PGATC"), a wholly owned subsidiary of FMR LLC, is the beneficial owner of 210 shares as a result of its serving as investment manager of institutional accounts owning such shares. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109. The address of PGATC is 53 State Street, Boston, Massachusetts 02109. Edward C. Johnson 3d and FMR LLC, through their control of PGATC, each has sole dispositive power over 210 shares and sole power to vote or to direct the voting of 210 shares owned by the institutional accounts managed by PGATC.

(6)
Information with respect to the beneficial ownership of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle and AXA is derived from a Schedule 13G, filed with the SEC jointly by AXA Financial, Inc., AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; AXA Courtage Assurance Mutuelle; and AXA on February 14, 2008. Each of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle and AXA reported sole voting power as to 789,624 shares and sole dispositive power as to 1,975,814 shares. AXA Financial, Inc. reported sole voting power as to 34,644 shares and sole dispositive power as to 37,074 shares. The address of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle is 26, rue Drouot, 75009, Paris, France. The address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104. Each of the Mutuelles AXA and AXA declares that the filing of the Schedule 13G shall not be construed as an admission that it is the beneficial owner of such securities.
(7)
Based on information contained in a report on Schedule 13G filed with the SEC on February 5, 2008. OppenheimerFunds, Inc. reported shared voting and dispositive authority for 1,946,810 shares. The address of OppenheimerFunds, Inc. is Two World Financial Center, 225 Liberty Street, New York, New York 10281. OppenheimerFunds, Inc. disclaims beneficial ownership of the shares reported herein.
(8)
Based on information contained in a report on Schedule 13G filed with the SEC on March 20, 2008, the following persons held shares in the following amounts: Noonday Asset Management, L.P., Noonday G.P. (U.S.), L.L.C. and Noonday Capital, L.L.C., each of whom holds shared voting and dispositive power with respect to 1,825,150 shares; David I. Cohen and Saurabh K. Mittal (together the "Noonday Individual Reporting Persons"), each of whom holds shared voting and dispositive power with respect to 1,825,150 shares; Noonday Capital Partners, L.L.C., which holds shared voting and dispositive power with respect to 29,700 shares; Farallon Capital Partners, L.P., which holds shared voting and dispositive power with respect to 227,400 shares; Farallon Capital Institutional Partners, L.P., which holds shared voting and dispositive power with respect to 257,300 shares; Farallon Capital Institutional Partners II, L.P., which holds shared voting and dispositive power with respect to 19,100 shares; Farallon Capital Institutional Partners III, L.P., which holds shared voting and dispositive power with respect to 18,200 shares; Tinicum Partners, L.P., which holds shared voting and dispositive power with respect to 8,200 shares; Farallon Capital Offshore Investors II, L.P., which holds shared voting and dispositive power with respect to 332,600 shares; Farallon Capital Management, L.L.C., which holds shared voting and dispositive power with respect to 932,650 shares; Farallon Partners, L.L.C., which holds shared voting and dispositive power with respect to 892,500 shares; and William F. Duhamel, Richard B. Fried, Monica R. Landry, Douglas M. MacMahon, William F. Mellin, Stephen L. Millham, Jason E. Moment, Ashish H. Pant, Rajiv A. Patel, Derek C. Schrier, Andrew J. M. Spokes, Thomas F. Steyer and Mark C. Wehrly (collectively, the "Farallon Individual Reporting Persons"), each of whom holds shared voting and dispositive power with respect to 1,825,150 shares. The address of the principal business office of each of Noonday Asset Management, L.P., Noonday G.P. (U.S.), L.L.C., Noonday Capital, L.L.C. and Messrs. Cohen, Mittal and Spokes is c/o Noonday Asset Management, L.P., 227 West Trade Street, Suite 2140, Charlotte, North Carolina 28202. The address of the principal business office of each of the other persons listed above is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 1325, San Francisco, California 94111. Each of Noonday Asset Management, L.P., Noonday G.P. (U.S.), L.L.C., Noonday Capital, L.L.C., the Noonday Individual Reporting Persons, Farallon Capital Management, L.L.C., Farallon Partners, L.L.C. and the Farallon Individual Reporting Persons disclaims beneficial ownership of the shares reported herein.
(9)
Includes 10,000 shares held by Dr. Parker in the Parker Family Living Trust.
(10)
Includes options exercisable for 16,875 shares of our common stock for which Mr. Lobbezoo disclaims beneficial ownership since any monetary benefit derived from such options will go to Philips.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes equity securities authorized for issuance under equity compensation plans as of December 31, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)(2)
Equity compensation plans approved by shareholders	2,986,336	$18.84	2,612,262	(3)
Equity compensation plans not approved by shareholders	175,000	$19.38	—

Total	3,161,336	$18.86	2,612,262

(1)
Does not include RSUs (of which 587,670 were outstanding at December 31, 2007) or restricted stock shares (of which 5,000 were outstanding at December 31, 2007) as there is no exercise price associated with RSUs or restricted stock.
(2)
Includes 802,583 shares available for purchase under FEI's ESPP as of December 31, 2007, including approximately 125,000 shares subject to purchase during the current ESPP purchase period ending May 31, 2008 (assuming a closing stock price on May 31, 2008 at or above $24.83, the closing price on December 3, 2007, the first day of the current purchase period).
(3)
FEI reduced the number of shares available for grant under the 1995 Stock Incentive Plan by 175,000, a number equal to the stock option and RSU grants made to Dr. Kania outside the plan in connection with his hiring in 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2007, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policy

FEI addresses potential related party transactions through its Related Party Transaction Policy, which requires that the Audit Committee review any transaction or series of transactions in excess of $50,000 in any year between FEI, on the one hand, and an officer or director on the other. FEI's General Counsel or Chief Financial Officer have responsibility for bringing the facts concerning a proposed related party transaction to the Audit Committee. The policy permits approval only in the event of a finding that the transaction is on terms no less favorable than would have been obtained in an ordinary arms-length transaction with an independent third party.

Related Person Transactions

The company engaged in no transaction in the last fiscal year or nor is it aware of any currently proposed transaction in which any related party had or will have a direct or indirect material interest.

OTHER TRANSACTIONS

Product and Service Sales to Certain Firms

FEI has sold products and services to Applied Materials, Inc., and one if its subsidiaries, Integrated Circuit Testing GmbH. FEI director Gerhard H. Parker is a director of Applied Materials. Sales in 2007 to Applied Materials and its subsidiaries consisted of $897,000 in system components and $306,000 in services. These transactions occurred in the ordinary course of business.

Purchases from Certain Firms

During 2007, FEI purchased services totaling $157,000 from EasyStreet Online Services. One of the members of our Board of Directors, William W. Lattin, also serves on the Board of Directors of EasyStreet Online Services. These transactions occurred in the ordinary course of business. FEI expects to purchase services totaling between $150,000 and $200,000 in 2008 from EasyStreet Online Services in transactions occurring in the ordinary course of business.

AUDIT COMMITTEE REPORT

This section shall not be deemed to be "soliciting material," or to be "filed" with the Securities and Exchange Commission, is not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of FEI under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

In accordance with the written charter adopted by the Board, as amended and restated on November 16, 2006, the Audit Committee of the Board consists of three members and operates under such written charter.

Membership of the Audit Committee

The Audit Committee consists of Thomas F. Kelly (Chair), Jan C. Lobbezoo and James T. Richardson. Mr. Attardo was a member of the Audit Committee until May 2007. Mr. Lobbezoo joined the Audit Committee in May 2007. Each of the members of the Audit Committee has been determined by our Board to be independent according to SEC rules and the Nasdaq Global Market's listing standards and is able to read and understand financial statements. Our Board has determined that all members of our Audit Committee are qualified to be "audit committee financial experts" as defined in the SEC's rules and regulations.

Role of the Audit Committee

Management is responsible for the financial reporting process, including the system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Our independent registered public accountants are responsible for auditing those financial statements and expressing an opinion about whether they conform to accounting principles generally accepted in the United States. Our responsibility is to monitor and review these processes. We are not, however, professionally engaged in the practice of accounting or auditing. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accountants.

The Audit Committee held seven meetings during 2007. The meetings were designed to, among other things, facilitate and encourage communication among the Audit Committee, management and FEI's independent registered public accountants, Deloitte & Touche. The Audit Committee discussed with Deloitte & Touche the overall scope and plans for its audits. It met with Deloitte & Touche, with and without management present, to discuss the results of its examinations and its evaluations of FEI's internal controls.

The purpose of the Audit Committee is to fulfill the Board's oversight responsibilities relating to our corporate accounting and reporting practices, the quality and integrity of our financial reports, compliance with laws and the maintenance of ethical standards and effective internal controls.

During the meetings held in 2007, the Audit Committee reviewed and discussed, among other things:

  •
  results of the 2007 independent audit and review of the 2007 financial statements (audited and unaudited), our Annual Report on Form 10-K and proxy statement;

  •
  issues regarding accounting, administrative and operating matters noted during the 2007 audit;

  •
  requirements and responsibilities for audit committees;

  •
  FEI's significant policies for accounting and financial reporting, including revenue recognition and the status and anticipated effects of changes in those policies;

  •
  adequacy and effectiveness of FEI's internal control policies and procedures;

  •
  the quarterly and annual procedures performed by our independent registered public accountants, Deloitte & Touche;

  •
  the quarterly consolidated financial statements, earnings releases and filings with the SEC; and

  •
  other matters concerning FEI's accounting, financial reporting and internal controls.

Review of FEI's Audited Financial Statements for the Fiscal Year Ended December 31, 2007

At meetings and in discussions in February and March of 2008, the Audit Committee reviewed and discussed the 2007 financial statements with management and the independent registered public accountants. Specifically, the Audit Committee discussed with Deloitte & Touche the matters covered by Statement on Auditing Standards ("SAS") No. 61, as amended by SAS No. 89, SAS No. 90 and Rule 2-07 of Regulation S-X. In addition, the Audit Committee discussed with Deloitte & Touche its independence from management and FEI, including the matters covered in the letter to FEI from the independent registered public accountants required by Independence Standards Board Standard No. 1.

In February 2008, the Audit Committee reviewed FEI's audited financial statements and footnotes for inclusion in FEI's Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Based on this review and prior discussions with management and the independent registered public accountants, the Audit Committee recommended to the Board that FEI's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

Audit Committee Members
Thomas F. Kelly (Chair)
Jan C. Lobbezoo
James T. Richardson

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the outstanding shares of our common stock ("10% shareholders"), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock and other equity securities. To the best of our knowledge, based solely on review of the copies of such reports furnished to us or otherwise in our files and on written representations from our directors and executive officers, our officers, directors and 10% shareholders complied with all applicable Section 16(a) filing requirements during 2007.

TRANSACTION OF OTHER BUSINESS

As of the date of this proxy statement, the Board is not aware of any other matters that may come before this meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with the recommendation of management if any other matters do properly come before the meeting.

Please vote as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to vote via the Internet, by telephone, or date and sign your paper proxy card or voting instruction card exactly as your name appears on your stock certificate and return it in the enclosed postage-paid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

By Order of the Board of Directors:
Bradley J. Thies Secretary

FEI COMPANY 5350 NE DAWSON CREEK DRIVE HILLSBORO, OR 97124

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by FEI Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to FEI Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:				FEICM1		KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FEI COMPANY
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED BELOW.
				For	Withhold	For All	To Withhold authority to vote for any individual
1. Election of Directors				All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
01 Michael J. Attardo, 02 Lawrenco A, Bock, 03 Wilfred				☐	☐	☐
J. Corrigan, 04 Don R. Kanla, 05 Thomas F, Kelly, 06 William W.
Lattin, 07 Jan C. Lobbezoo, 08 Gerhard H. Parker, 09 James T. Richardson, 10 Donald R. VanLuvanee

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.				THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 4.
	For	Against	Abstain				For	Against	Abstain
2. To consider and vote on a proposal to amend the 1995 Stock Incentive Plan to increase the number of shares of our common stock reserved for issuance under the plan by 250,000 shares.	☐	☐	☐	4. To consider approving the Audit Committee’s expected appointment of Deloitte & Touche LLP as FEI’s independent registered public accounting firm for the year ending December 31, 2008.			☐	☐	☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 3.				5. To transact such other business as may properly come before the meeting or at any and all postponements or adjournments of the meeting.

3. To consider and vote on a proposal to amend the FEI Employee Share Purchase Plan to increase the number of shares of our common stock reserved for issuance under the plan by 250,000 shares.	☐	☐	☐

The shareholder signed below reserves the right to revoke this Proxy at any time prior to its exercise  by written notice delivered to the Company’s Secretary at the Company’s corporate offices at 5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124, prior to the Annual Meeting. The power of the Proxy holders shall also be supspended if the shareholer signed below appears at the Annual Meeting and elects in writing to vote in person.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)			Date

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

FEI COMPANY

Proxy for the Annual Meeting of Shareholders to be Held on May 22, 2008

THIS PROXY IS SOLICITED BY THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ITEMS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4.

The undersigned hereby names, constitutes and appoints Don R. Kania, Raymond A. Link and Bradley J. Thies, or any of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of FEI Company (the “Company”) to be held at 9:00 a.m. Pacific Time on May 22, 2008, and at any and all postponements or adjournments thereof, and to vote all the shares of common stock held of record in the name of the undersigned on March 17, 2008, with all the powers that the undersigned would possess if he or she were personally present.

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2008 ANNUAL MEETING OF SHAREHOLDERS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
GOVERNANCE
PROPOSAL NO. 1 ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
DIRECTOR COMPENSATION
DIRECTOR COMPENSATION For Fiscal Year Ended 2007
RECOMMENDATION OF THE BOARD OF DIRECTORS The Board recommends that the shareholders vote FOR the slate of nominees named in this proxy statement.
PROPOSAL NO. 2 AMENDMENT TO 1995 STOCK INCENTIVE PLAN
PROPOSAL NO. 3 AMENDMENT TO EMPLOYEE SHARE PURCHASE PLAN
PROPOSAL NO. 4 APPROVAL OF EXPECTED APPOINTMENT OF PUBLIC ACCOUNTING FIRM
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS For Named Executive Officers
VARIABLE COMPENSATION PAYMENTS: 2003-2007
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS For Fiscal Year Ended 2007
OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR END For Fiscal Year Ended 2007
OPTION EXERCISES AND STOCK VESTED For Fiscal Year Ended 2007
NONQUALIFIED DEFERRED COMPENSATION For Fiscal Year Ended 2007
POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER TRANSACTIONS
AUDIT COMMITTEE REPORT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTION OF OTHER BUSINESS